Exhibit 4.1


                              U.S. $535,000,000

                              CREDIT AGREEMENT,

                        dated as of February 25, 1999,

                                    among

                           SNAPPLE BEVERAGE CORP.,
                             MISTIC BRANDS, INC.,
                       CABLE CAR BEVERAGE CORPORATION,
                            RC/ARBY'S CORPORATION
                                     and
                          ROYAL CROWN COMPANY, INC.,
                              as the Borrowers,

                       VARIOUS FINANCIAL INSTITUTIONS,
                               as the Lenders,

                          DLJ CAPITAL FUNDING, INC.,
                  as the Syndication Agent for the Lenders,

                     MORGAN STANLEY SENIOR FUNDING, INC.,
                 as the Documentation Agent for the Lenders,

                                     and

                            THE BANK OF NEW YORK,
                as the Administrative Agent for the Lenders.



                                 ARRANGED BY

                          DLJ CAPITAL FUNDING, INC.
                                     AND
                     MORGAN STANLEY SENIOR FUNDING, INC.



                               TABLE OF CONTENTS

SECTION                                                                   PAGE

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

1.1.  Defined Terms..........................................................
1.2.  Use of Defined Terms..................................................
1.3.  Cross-References......................................................
1.4.  Accounting and Financial Determinations...............................

                                  ARTICLE II

                 COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.  Loans and Commitments.................................................
2.1.1.  Term Loans..........................................................
2.1.2.  Revolving Loan Commitment and Swing Line Loan Commitment............
2.1.3.  Letter of Credit Commitment.........................................
2.1.4.  Lenders Not Permitted or Required to Make Loans.....................
2.1.5.  Issuer Not Permitted or Required to Issue Letters of Credit.........
2.1.6.  RC/Arby's and Royal Crown...........................................
2.2.  Reduction of Commitment Amounts.......................................
2.2.1.  Optional............................................................
2.2.2.  Mandatory...........................................................
2.3.  Borrowing Procedures and Funding Maintenance..........................
2.3.1.  Term Loans and Revolving Loans......................................
2.3.2.  Swing Line Loans....................................................
2.4.  Continuation and Conversion Elections.................................
2.5.  Funding...............................................................
2.6.  Issuance Procedures...................................................
2.6.1.  Other Lenders' Participation........................................
2.6.2.  Disbursements; Conversion to Revolving Loans........................
2.6.3.  Reimbursement.......................................................
2.6.4.  Deemed Disbursements................................................
2.6.5.  Nature of Reimbursement Obligations.................................
2.7.  Register; Notes.......................................................

                                 ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.  Repayments and Prepayments; Application...............................
3.1.1.  Repayments and Prepayments..........................................
3.1.2.  Application.........................................................
3.1.3.  Cash Collateral.....................................................
3.2.  Interest Provisions...................................................
3.2.1.  Rates...............................................................
3.2.2.  Post-Maturity Rates.................................................
3.2.3.  Payment Dates.......................................................
3.3.  Fees..................................................................
3.3.1.  Commitment Fee......................................................
3.3.2.  Agents' and Arrangers' Fees.........................................
3.3.3.  Letter of Credit Fees...............................................

                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.  LIBO Rate Lending Unlawful............................................
4.2.  Deposits Unavailable..................................................
4.3.  Increased LIBO Rate Loan Costs, etc...................................
4.4.  Funding Losses........................................................
4.5.  Increased Capital Costs...............................................
4.6.  Taxes.................................................................
4.7.  Payments, Computations, etc...........................................
4.8.  Sharing of Payments...................................................
4.9.  Setoff................................................................
4.10.  Change of Lending Office.............................................
4.11.  Replacement of Lenders...............................................

                                  ARTICLE V

                             CONDITIONS PRECEDENT

5.1.  Initial Credit Extension..............................................
5.1.1.  Resolutions, etc....................................................
5.1.2.  Delivery of Notes...................................................
5.1.3. Transaction Consummated..............................................
5.1.4. Closing Date Certificate.............................................
5.1.5. Transaction Documents, etc...........................................
5.1.6. Payment of Outstanding Indebtedness, etc.............................
5.1.7. Subsidiary Guaranty..................................................
5.1.8. Pledge Agreements....................................................
5.1.9. Security Agreements..................................................
5.1.10.  UCC Filing Service.................................................
5.1.11.  Financial Information, etc.........................................
5.1.12.  Solvency, etc......................................................
5.1.13.  Opinions of Counsel................................................
5.1.14.  Reliance Letters...................................................
5.1.15.  Insurance..........................................................
5.1.16.  RC/Arby's Notes Repayment..........................................
5.1.17.  Closing Fees, Expenses, etc........................................
5.2.   All Credit Extensions................................................
5.2.1. Compliance with Warranties, No Default, etc..........................
5.2.2. Credit Extension Request.............................................
5.2.3. Satisfactory Legal Form..............................................

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1.  Organization, etc.....................................................
6.2.  Due Authorization, Non-Contravention, etc.............................
6.3.  Government Approval, Regulation, etc..................................
6.4.  Validity, etc.........................................................
6.5.  Financial Information.................................................
6.6.  No Material Adverse Effect............................................
6.7.  Litigation, Labor Controversies, etc..................................
6.8.  Subsidiaries..........................................................
6.9.  Ownership of Properties...............................................
6.10.  Taxes................................................................
6.11.  Pension and Welfare Plans............................................
6.12.  Environmental Warranties.............................................
6.13.  Regulations U and X..................................................
6.14.  Accuracy of Information..............................................
6.15.  Solvency.............................................................
6.16.  Year 2000............................................................

                                 ARTICLE VII

                                  COVENANTS

7.1.   Affirmative Covenants................................................
7.1.1. Financial Information, Reports, Notices, etc.........................
7.1.2. Compliance with Laws, etc............................................
7.1.3. Maintenance of Properties............................................
7.1.4. Insurance............................................................
7.1.5. Books and Records....................................................
7.1.6. Environmental Covenant...............................................
7.1.7. Future Subsidiaries..................................................
7.1.8. Future Leased Property and Future Acquisitions of Real Property;
       Future Acquisition of Other Property.................................
7.1.9. Use of Proceeds, etc.................................................
7.1.10.  Hedging Obligations................................................
7.1.11.  RC/Arby's Notes Repayment; Execution and Delivery of Loan
         Documents..........................................................
7.1.12.  Consummation of Acquisition; Prepayment of Term C Loans............
7.1.13.  Additional Post-Closing Items......................................
7.2.   Negative Covenants...................................................
7.2.1. Business Activities..................................................
7.2.2. Indebtedness.........................................................
7.2.3. Liens................................................................
7.2.4. Financial Covenants..................................................
7.2.5. Investments..........................................................
7.2.6. Restricted Payments, etc.............................................
7.2.7. Capital Expenditures, etc............................................
7.2.8. Consolidation, Merger, Acquisitions, etc.............................
7.2.9. Asset Dispositions, etc.............................................
7.2.10.  Modification of Certain Agreements................................
7.2.11.  Transactions with Affiliates......................................
7.2.12.  Negative Pledges, Restrictive Agreements, etc.....................
7.2.13.  Sale and Leaseback................................................

                                 ARTICLE VIII

                              EVENTS OF DEFAULT

8.1.    Listing of Events of Default.......................................
8.1.1.  Non-Payment of Obligations.........................................
8.1.2.  Breach of Warranty.................................................
8.1.3.  Non-Performance of Certain Covenants and Obligations...............
8.1.4.  Non-Performance of Other Covenants and Obligations.................
8.1.5.  Default on Other Indebtedness......................................
8.1.6.  Judgments..........................................................
8.1.7.  Pension Plans......................................................
8.1.8.  Change in Control..................................................
8.1.9.  Bankruptcy, Insolvency, etc........................................
8.1.10. Impairment of Security, etc........................................
8.2.    Action if Bankruptcy...............................................
8.3.    Action if Other Event of Default...................................

                                  ARTICLE IX

                                  THE AGENTS

9.1.  Actions..............................................................
9.2.  Funding Reliance, etc................................................
9.3.  Exculpation..........................................................
9.4.  Successor............................................................
9.5.  Loans or Letters of Credit Issued by the Agents......................
9.6.  Credit Decisions.....................................................
9.7.  Copies, etc..........................................................

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1.    Waivers, Amendments, etc..........................................
10.2.    Notices...........................................................
10.3.    Payment of Costs and Expenses.....................................
10.4.    Indemnification...................................................
10.5.    Survival..........................................................
10.6.    Severability......................................................
10.7.    Headings..........................................................
10.8.    Execution in Counterparts, Effectiveness, etc.....................
10.9.    Governing Law; Entire Agreement...................................
10.10.   Successors and Assigns............................................
10.11.   Sale and Transfer of Loans and Notes; Participation in Loans
         and Notes.........................................................
10.11.1. Assignments.......................................................
10.11.2. Participations....................................................
10.12.   Confidentiality...................................................
10.13.   Other Transactions................................................
10.14.   Forum Selection and Consent to Jurisdiction.......................
10.15.   Waiver of Jury Trial..............................................



                               CREDIT AGREEMENT

               THIS CREDIT AGREEMENT, dated as of February 25, 1999, among SNAPPLE BEVERAGE CORP., a Delaware corporation ("Snapple"), MISTIC BRANDS, INC., a Delaware corporation ("Mistic"), CABLE CAR BEVERAGE CORPORATION, a Delaware corporation ("Cable Car"), RC/ARBY'S CORPORATION, a Delaware corporation ("RC/Arby's") and ROYAL CROWN COMPANY, INC., a Delaware corporation ("Royal Crown") (Snapple, Mistic, Cable Car and, following the consummation of the RC/Arby's Notes Repayment, RC/Arby's and Royal Crown, are collectively referred to as the "Borrowers", and each, individually, a "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "Syndication Agent") for the Lenders, MORGAN STANLEY SENIOR FUNDING, INC. ("Morgan Stanley"), as documentation agent (the "Documentation Agent") for the Lenders, and THE BANK OF NEW YORK ("BNY"), as administrative agent (the "Administrative Agent") for the Lenders.


                             W I T N E S S E T H:


               WHEREAS, Snapple, Mistic, Cable Car and Royal Crown are engaged directly and through their Subsidiaries in the business of producing, marketing and distributing beverages, beverage concentrates and other similar or related products under various trademarks and trade names, and Arby's (as defined below) is engaged directly and through its Subsidiaries in the business of franchising "Arby's" restaurants and other restaurant and food service concepts (collectively, with any related and ancillary businesses, the "Business");

               WHEREAS, each Borrower is a direct or indirect, wholly-owned Subsidiary of Triarc Consumer Products Group, LLC, a Delaware limited liability company ("Holdco"), and Holdco is a direct, wholly-owned Subsidiary of Triarc Companies, Inc., a Delaware corporation ("Triarc");

               WHEREAS, Holdco and Triarc Beverage Holdings Corp., a Delaware corporation ("Triarc Beverage"), intend to issue senior subordinated notes due 2009 (the "Subordinated Notes Offering") for gross cash proceeds of at least $300,000,000;

               WHEREAS, the Borrowers intend to use the proceeds of the Borrowings hereunder and Holdco and Triarc Beverage intend to use the proceeds of the Subordinated Notes Offering (a) to refinance (the "Refinancing") certain existing indebtedness of each of Triarc Beverage, Cable Car, Snapple and Mistic,
(b) to acquire (the  "Acquisition")  all of the issued and  outstanding  Capital
Stock  of  Millrose  Distributors,  Inc.,  a  New  Jersey  corporation,  for  an aggregate purchase price not to exceed $17,250,000 (subject to adjustment pursuant to the terms of the Acquisition Agreement), (c) to make the Triarc Dividend (as defined below) and (d) to make the RC/Arby's Notes Repayment (as defined below) (the Subordinated Notes Offering, the Refinancing, the Acquisition, the Triarc Dividend, the RC/Arby's Notes Repayment and each of the other transactions relating thereto (other than Triarc's proposed going-private transaction) are collectively referred to as the "Transaction");

               WHEREAS, upon, and only upon, the consummation of the RC/Arby's Notes Repayment, RC/Arby's and Royal Crown shall be entitled to the rights and subject to the obligations and liabilities of a "Borrower" hereunder;

               WHEREAS, to finance in part each of the Refinancing, the Acquisition and the Triarc Dividend, and to provide for the ongoing working capital and general corporate needs of the Borrowers and their respective subsidiaries, the Borrowers desire to obtain the following financing facilities from the Lenders:

                    (a) a Term Loan Commitment  pursuant to which  Borrowings of
               Term Loans will be made in a maximum original principal amount of
               (i) $45,000,000 (in the case of Term A Loans),  (ii) $125,000,000
               (in the case of Term B Loans) and (iii) $305,000,000 (in the case of Term C Loans) to the Borrowers in a single Borrowing to occur on the Closing Date;

                    (b) a Revolving Loan Commitment (to include availability for
               Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed the lesser of (i) the then existing Revolving Loan Commitment Amount and (ii) the Borrowing Base Amount, will be made to the Borrowers from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

                    (c) a Letter  of  Credit  Commitment  pursuant  to which the
               Issuer will issue Letters of Credit for the account of the Borrowers and their respective Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $25,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the lesser of (i) the then existing Revolving Loan Commitment Amount and (ii) the Borrowing Base Amount); and

                    (d) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $10,000,000 will be made on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date (provided, that the aggregate out-standing principal amount of Swing Line Loans, Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the lesser of (i) the then existing Revolving Loan Commitment Amount and (ii) the Borrowing Base Amount);

with all the proceeds of the Credit Extensions to be used for the purposes set forth in Section 7.1.9; and

               WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the Commitments, make Loans to the Borrowers and issue (or participate in) Letters of Credit;

               NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

               "Account"  means  (i) any  account  (as that term is  defined  in
Section 9-106 of the UCC) of any Borrower or any of their wholly-owned U.S. Subsidiaries arising from the sale or lease of goods or the rendering of services, and (ii) with respect to Arby's and its wholly-owned U.S. Subsidiaries, to the extent not otherwise included in clause (i), all royalties, fees and other amounts due under any franchise or master development agreement which, in accordance with GAAP, would be classified as an account receivable and which are included on the balance sheets of Arby's and its Subsidiaries.

               "Account Debtor" is defined in clause (b) of the definition of "Eligible Accounts".

               "Acquisition" is defined in the fourth recital.

               "Acquisition Agreement" means, collectively, the stock purchase agreements executed in connection with the Acquisition.

               "Acquisition Escrow Account" means the escrow account established pursuant to the Acquisition Escrow Agreement.

               "Acquisition Escrow Agreement" means the escrow agreement, dated as of the Closing Date, by and among the Borrowers and the Administrative Agent pursuant to which Borrowings under the Term C Loans shall be deposited to be used within 45 days thereafter to pay the purchase price in connection with the Acquisition, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance herewith and therewith.

               "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

               "Administrative Agent's Fee Letter" means the confidential fee letter, dated as of February 25, 1999, among the Administrative Agent and the Borrowers.

               "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "Agents" means, collectively, the Administrative Agent, the Syn-dication Agent and the Documentation Agent.

               "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

               "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of
(i) the rate of interest in effect on such day as publicly announced or established from time to time by the Administrative Agent in New York, New York as its "prime commercial lending rate", and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

               "Annualized" means (i) with respect to the end of the first full Fiscal Quarter of Holdco to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of Holdco to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of Holdco to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by 1.3333.

               "Applicable Commitment Fee" means, (i) at all times from the Closing Date through (and including) the day that is six months following the Closing Date, a fee which shall accrue at a rate of 3/4 of 1% per annum, and
(ii) thereafter, a fee which shall accrue at a rate per annum determined by reference to the Leverage Ratio for the Fiscal Quarter last ended and the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":


                                          Applicable
        Leverage Ratio                  Commitment Fee
        --------------                  --------------

       greater than or                      0.75%
        equal to 3.0:1
       less than 3.0:1                      0.50%

The Leverage Ratio used to compute the Applicable Commitment Fee shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by or on behalf of the Borrowers to the Administrative Agent pursuant to clause
(d) of Section 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by or on behalf of the Borrowers to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Borrowers shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (d) of Section 7.1.1 (after giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrowers deliver to, the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

               "Applicable Margin" means at all times during the applicable periods set forth below,

                    (a) with respect to the unpaid principal amount of each Term
               B Loan  maintained  as (i) a Base Rate Loan,  2.50% per annum and
               (ii) a LIBO Rate Loan, 3.50% per annum;

                    (b) with respect to the unpaid principal amount of each Term
               C Loan  maintained  as (i) a Base Rate Loan,  2.75% per annum and
               (ii) a LIBO Rate Loan, 3.75% per annum; and

                    (c) with  respect  to the  unpaid  principal  amount of each
               Revolving Loan and each Term A Loan maintained as (i) a Base Rate Loan, (x) from the Closing Date through (and including) the day that is six months following the Closing Date, 2.00% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", and (ii) a LIBO Rate Loan, (x) from the Closing Date through (and including) the day that is six months following the Closing Date, 3.00% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

            Applicable Margin For Revolving Loans and Term A Loans


                              Applicable            Applicable
                           Margin For Base        Margin For LIBO
     Leverage Ratio           Rate Loans            Rate Loans
     --------------           ----------            ----------

greater than or equal
  to 4.0:1                       2.00%                   3.00%

greater than or equal
  to 3.5:1 and less
  than 4.0:1                     1.75%                   2.75%

greater than or equal
  to 3.0:1 and less
  than 3.5:1                     1.50%                   2.50%

less than 3.0:1                  1.25%                   2.25%

The Leverage Ratio used to compute the Applicable Margin for Revolving Loans and Term A Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by or on behalf of the Borrowers to the Administrative Agent pursuant to clause (d) of Section 7.1.1. Changes in the Applicable Margin for Revolving Loans or Term A Loans resulting from a change in the Leverage Ratio shall become effective upon delivery by or on behalf of the Borrowers to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Borrowers shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (d) of Section
7.1.1 (after giving effect to any grace period), the Applicable Margin for Revolving Loans and Term A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrowers deliver to, the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans and Term A Loans set forth above.

               "Arby's" means Arby's, Inc., a Delaware corporation, and includ-ing any successor thereto.

               "Arby's Assets" is defined in the definition of "Arby's Securiti-zation Residual Payment".

               "Arby's Securitization" means the sale, transfer and assignment by Arby's and/or one or more of its Subsidiaries to one or more Arby's Securitization Entities of all or a portion of the Arby's Securitization Assets, the issuance and sale by one or more Arby's Securitization Entities of the Arby's Securitization Notes and the Arby's Securitization Residual Notes and the right and obligations of Arby's and/or one or more of its Subsidiaries to provide certain servicing and other services with respect to such Arby's Securitization Assets and one or more Arby's Securitization Entities.

               "Arby's Securitization Assets" means all right, title and interest to the trademarks "Arby's", "T.J. Cinnamons" and/or "Pasta Connection" or any variations or successors thereto and the goodwill related to such trademarks, all existing and future franchise, licensing and other rights to grant to any Persons the right to use the names "Arby's", "T.J. Cinnamons" and/or "Pasta Connection" or operate restaurants identified with the names "Arby's", "T.J. Cinnamons" and/or "Pasta Connection" and the right to enforce and take all other actions with respect to such agreements and collect and receive all royalties, fees and other amounts payable under such agreements, and all other assets of Arby's and its Subsidiaries reasonably related to any of the foregoing.

               "Arby's Securitization Entity" means any newly created direct or indirect subsidiary of Holdco formed for the sole purpose of consummating the Arby's Securitization.

               "Arby's Securitization Excess" is defined in the definition of "Arby's Securitization Residual Payment".

               "Arby's  Securitization  Notes"  means the  notes,  certificates,
participation   interests  or  other  securities  to  be  issued  by  an  Arby's
Securitization Entity in connection with the Arby's Securitization.

               "Arby's  Securitization   Residual  Note"  means  a  subordinated
promissory note payable by an Arby's Securitization Entity to Arby's in connection with the Arby's Securitization.

               "Arby's Securitization Residual Payment" means, in the event that the gross cash proceeds received from the Arby's Securitization exceed
$350,000,000  (as such amount may be  increased  pursuant to clause  (d)(iii) of
Section 7.2.9) (with such excess being the "Arby's Securitization Excess"), the distribution to Triarc of all of the Capital Stock of RC/Arby's, the Arby's Securitization Entities and Subsidiaries of RC/Arby's (other than Royal Crown and its Subsidiaries, and so long as each such Person has no assets other than the Arby's Securitization Assets, the Arby's Securitization Excess, any Arby's Securitization Residual Notes, the Capital Stock of any Arby's Securitization Entity and businesses related thereto (collectively, the "Arby's Assets")); provided, that the Capital Stock of any other Subsidiary of RC/Arby's (but not any assets of such Person other than the Arby's Assets) that has any obligations or liabilities, contingent or otherwise with respect to the assets transferred pursuant to the Arby's Securitization Residual Payment are also distributed to Triarc at such time; provided, further, that immediately after giving effect to the Arby's Securitization Residual Payment, no Default shall have occurred and be continuing or would result therefrom; provided, however, that, notwithstanding any of the aforementioned, the obligations of RC/Arby's and its Subsidiaries under Sections 4.3 through 4.6 and 10.3 (to the extent due and owing for any period prior to the date of the Arby's Securitization Residual Payment) and 10.4 (for any Indemnified Liabilities relating to the period prior to the date of the Arby's Securitization Residual Payment) shall in each case survive the transfer of the Capital Stock of RC/Arby's and its Subsidiaries (other than Royal Crown and its Subsidiaries) and the Arby's Securitization Assets pursuant to the Arby's Securitization Residual Payment, the termination of this Agreement, or the occurrence of the Termination Date.

               "Arby's Stock Option Plan" means a stock option plan that may be adopted by Arby's providing for the granting of options to acquire up to 15% of the voting Capital Stock of Arby's on a fully diluted basis, which stock option plan shall not contain any provisions that are inconsistent with or would cause a Default under this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof.

               "Arrangers" means, collectively, DLJ and Morgan Stanley.

               "Assignee Lender" is defined in Section 10.11.1.

               "Assumed   Restricted  Debt"  is  defined  in  clause  (a)  of
Section 7.1.7.

               "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.

               "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

               "Beverage Companies" means, collectively, Snapple, Mistic, Cable Car and Royal Crown.

               "BNY" is defined in the preamble.

               "Borrower" and "Borrowers" are defined in the preamble.

               "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrowers pursuant to clause (b) of Section 5.1.8, substantially in the form of Exhibit J-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Borrower  Security   Agreement"  means  the  Security  Agreement
executed and delivered by an Authorized Officer of each of the Borrowers pursuant to Section 5.1.9, substantially in the form of Exhibit K-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.3.

               "Borrowing Base Amount" means, at any time, the Net Asset Value of all Eligible Accounts and Eligible Inventory at such time as determined in accordance with the definition of "Net Asset Value" and as certified by each Borrower to the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Closing Date pursuant to clause (c) of Section 5.1.11.

               "Borrowing Base Certificate" means a certificate duly completed and executed by the chief accounting or chief financial Authorized Officer of Holdco on behalf of the Borrowers, substantially in the form of Exhibit E hereto.

               "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit C hereto.

               "Business" is defined in the first recital.

               "Business Day" means

                    (a) any day which is  neither  a  Saturday  or Sunday  nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                    (b)  relative  to  the  making,  continuing,   prepaying  or
               repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

               "Cable Car" is defined in the preamble and includes any successor thereto.

               "Capital Expenditures" means, with respect to any Person for any applicable period, the sum (without duplication) of

                    (a) the aggregate  amount of all expenditures of such Person and its Subsidiaries determined on a consolidated basis for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                    (b)  the   aggregate   amount  of  all   Capitalized   Lease
               Liabilities incurred during such period;

provided that Capital Expenditures shall not include (i) any such expenditures funded with (x) any Net Casualty Proceeds as permitted pursuant to clause (f) of
Section 3.1.1 or (y) any Net Disposition Proceeds as permitted pursuant to clause (c) of Section 3.1.1 of any disposition of assets permitted pursuant to clause (b) or (e) of Section 7.2.9 or (ii) (x) any Investment made pursuant to
Section 7.2.5 or (y) any purchase made pursuant to clause (b)(ii) of Section 7.2.8.

               "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company or partnership interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

               "Capitalized Lease Liabilities" means with respect to any Person for any applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Cash Equivalent Investment" means, at any time:

                    (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed or insured by the United States Government of any agency thereof, or by any state of the United States (the securities of which state are rated at least AA by S&P or Aa by Moody's);

                    (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                        (i) a  corporation  (other  than  an  Affiliate  of  any
                    Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or

                        (ii)  any Lender (or its holding company);

                    (c) any certificate of deposit, demand deposit account, time deposit account or bankers acceptance, maturing not more than one year after such time, which is issued by either

                        (i) a commercial banking institution that is a member of
                    the Federal Reserve System (or with respect to any Non-U.S. Subsidiary of any Borrower, a commercial banking institution located in the country where such Non-U.S. Subsidiary does business) and has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), or

                        (ii)  any Lender;

                    (d) any repurchase  agreement or transaction  under a master repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                        (i) is secured by a fully perfected security interest in
                    any obligation of the type described in any of clauses (a) through (c), and

                        (ii) has a market value at the time the transaction under such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                    (e) money market funds having no restrictions on liquidation rights and whose sole investments are comprised of investments permitted under clauses (a) through (d).

               "Casualty Event" means, with respect to any Person, the damage, destruction or condemnation, as the case may be, of any property of such Person.

               "CERCLA"   means  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended.

               "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

               "Change in Control" means

                    (a) any Person,  or two or more  Persons  acting in concert, other than the Permitted Holders, (individually or collectively) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting Capital Stock of Triarc on a fully diluted basis, but only if the Permitted Holders (x) beneficially own (as defined in this clause (a)), directly or indirectly, in the aggregate, a lesser percentage of the outstanding shares of voting Capital Stock of Triarc on a fully diluted basis than such Person or Persons and (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Triarc;

                    (b) prior to a merger of Holdco with and into Triarc Beverage, the failure of Triarc to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of Holdco on a fully diluted basis;

                    (c) (i)  prior to a merger of  Holdco  with and into  Triarc
               Beverage, the failure of Holdco to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of Triarc Beverage on a fully diluted basis,
               (ii) after a merger of Holdco with and into Triarc Beverage and prior to an Initial Public Offering of Triarc Beverage, the failure of Triarc to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan
               Documents), 100% of the outstanding shares of voting Capital Stock of Triarc Beverage on a fully diluted basis, and (iii) after an Initial Public Offering of Triarc Beverage, the failure of Triarc to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), at least 51% of the outstanding shares of voting Capital Stock of Triarc Beverage on a fully diluted basis; provided, however, that, with respect to clauses (i) and (ii) above, Triarc Beverage may issue up to 15% of its outstanding shares of voting Capital Stock on a fully diluted basis pursuant to the Triarc Beverage Stock Option Plan;

                    (d) except as otherwise  permitted under the Loan Documents,
               (i) prior to a merger of Holdco with and into Triarc Beverage, the failure of Holdco to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of each of the Borrowers and Arby's, in each case on a fully diluted basis (provided, however, that Triarc Beverage may issue up to 15% of its outstanding shares of voting Capital Stock on a fully diluted basis pursuant to the Triarc Beverage Stock Option Plan), and (ii) after a merger of Holdco with and into Triarc Beverage, the failure of Triarc Beverage to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of each of the Borrowers and
               Arby's on a fully diluted basis; provided, however, that in either case, (A) Arby's may issue up to 15% of its outstanding shares of voting Capital Stock on a fully diluted basis pursuant to the Arby's Stock Option Plan, and (B) the Capital Stock of RC/Arby's and its Subsidiaries (to the extent provided in the definition of Arby's Securitization Residual Payment) may be transferred to Triarc in connection with the Arby's Securitization Residual Payment;

                    (e) the chief  executive  officer  of the  "Triarc  Beverage
               Group", as of the Closing Date, shall have ceased to continue to serve in the operational and managerial capacities in which he now serves or in an enhanced operational or managerial capacity with Holdco or any Borrower and a successor shall not be appointed within 180 days thereof with the prior consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed);

                    (f) during any period of 12 consecutive months,  individuals who at the beginning of such 12-month period were directors of Holdco, Triarc Beverage or any Borrower cease for any reason to continue to constitute a majority of the Board of Directors of Holdco, Triarc Beverage or such Borrower unless their successors shall have been approved by a majority of the continuing directors;

                    (g) except as otherwise  permitted under the Loan Documents, the failure of each applicable Borrower to own, either directly or indirectly, free and clear of all Liens (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of each U.S. Subsidiary of such Borrower which is a Material Obligor on a fully diluted basis; or

                    (h) any "Change in  Control"  as defined in any  document or instrument evidencing or applicable to any Subordinated Debt.

               "Closing Date" means the date on which all the conditions set forth in Section 5.1 are satisfied or waived and the initial Credit Extension is made hereunder.

               "Closing Date Certificate" means a certificate of an Authorized Officer of each Borrower substantially in the form of Exhibit G hereto, delivered pursuant to Section 5.1.4.

               "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

               "Commitment" means, as the context may require, a Lender's Term Loan Commitment, Revolving Loan Commitment, Letter of Credit Commitment or Swing Line Loan Commitment.

               "Commitment Amount" means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount or the Term C Loan Commitment Amount.

               "Commitment Termination Event" means

                    (a) the  occurrence of any Default  described in clauses (a)
               through (d) of Section 8.1.9 with respect to any Material Obligor; or

                    (b) the  occurrence  and  continuance  of any other Event of
               Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

               "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of Holdco, on behalf of the Borrowers, substantially in the form of Exhibit H hereto.

               "Consummation Date" is defined in Section 7.1.12.

               "Contingent Liability" means any agreement, undertaking or arrangement (but not any obligation or liability arising by operation of law or pursuant to any statutory requirement) by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

               "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit F hereto.

               "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdco and the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

               "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Credit Extension" means, as the context may require,

                    (a)  the making of a Loan by a Lender; or

                    (b) the issuance of any Letter of Credit,  or the  extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

               "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

               "Current Assets" means, on any date with respect to any Person, without duplication, all assets (other than cash) which, in accordance with GAAP consistently applied, would be included as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date as current assets.

               "Current Liabilities" means, on any date with respect to any Person, without duplication, all amounts which, in accordance with GAAP (consistently applied), would be included as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date, excluding current maturities of Indebtedness ("Indebtedness" for purposes of this definition includes principal and interest with respect to Revolving Loans).

               "Debt" means the outstanding principal amount of all Indebtedness of Holdco and its Subsidiaries of the nature referred to in clauses (a), (b), and (c) of the definition of "Indebtedness" plus (without duplication) the aggregate amount of all Contingent Liabilities to the extent covering or supporting the principal amount of any such Indebtedness.

               "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

               "Disbursement" is defined in Section 2.6.2.

               "Disbursement Date" is defined in Section 2.6.2.

               "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

               "DLJ" is defined in the preamble.

               "Documentation Agent" is defined in the preamble.

               "Dollar" and the sign "$" mean lawful money of the United States.

               "Domestic Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

               "EBITDA" means, with respect to Holdco and its Subsidiaries (including each of the Borrowers) for any applicable period, the sum (without duplication), determined on a consolidated basis, of

                    (a)  Net Income,

plus
----

                    (b)  the  amount   deducted   in   determining   Net  Income
               representing depreciation and amortization,

plus
----

                    (c)  the  amount   deducted   in   determining   Net  Income
               representing federal, state, local and foreign income and franchise tax expense (including (i) reserves for deferred taxes not payable currently and (ii) payments or accruals made pursuant to the Tax Sharing Agreement), plus
----

                    (d)  the  amount   deducted   in   determining   Net  Income
               representing Interest Expense,

plus
----

                    (e) an amount  equal to the amount of all  non-cash  charges deducted in determining Net Income,

plus
----

                    (f) an  amount  equal  to the  amount  of any  extraordinary charges deducted in determining Net Income,

plus
----

                    (g) an amount equal to the amount of all non-recurring  fees and expenses incurred in connection with the Transaction and deducted in determining Net Income,

minus
----

                    (h) an amount  equal to the amount of all  non-cash  credits included in determining Net Income.

               "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

               "Eligible Account" means, with respect to each Borrower and any of its wholly-owned U.S. Subsidiaries which are Subsidiary Guarantors, at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

                    (a) such Borrower or such  Subsidiary owns such Account free and clear of all Liens other than any Lien in favor of the Administrative Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document;

                    (b) such Account is a legal, valid,  binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor");

                    (c) such  Account is not  subject to any bona fide  dispute, setoff, counterclaim or other claim (or right to assert any such setoff right, counterclaim or other claim) or defense on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                    (d) such Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations;

                    (e) such Account is evidenced by an invoice  rendered to the
               Account Debtor (which shall include computer records) or is reflected by computer records maintained by such Borrower or such Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC), unless such instrument or chattel paper has been delivered to the Administrative Agent;

                    (f) such Account arose from the sale of goods or services by such Borrower or such Subsidiary or pursuant to a franchise or master development agreement in the ordinary course of such Borrower's or such Subsidiary's business, and such goods or services have been shipped or delivered (in the case of goods) or rendered in full (in the case of services) to the Account Debtor for such Account;

                    (g) with respect to such Account,  no Account  Debtor is (i)
               an Affiliate of such Borrower or any of its Subsidiaries or (ii) the subject of any of the conditions described in clauses (a) through (d) of Section 8.1.9 unless the payment of Accounts from such Account Debtor is secured by a letter of credit from an issuer and in a manner satisfactory to the Agents;

                    (h) such Account is not  outstanding  more than 90 days from the date of invoice giving rise to such Account (unless such Account, by its terms, is permitted to be outstanding for a longer period, in which case such Account shall not be outstanding for more than such period, provided that such period does not exceed 180 days and such Account together with all such other Eligible Accounts outstanding in excess of 90 days do not in the aggregate exceed $5,000,000 at any time);

                    (i) such  Account  is not an  Account  owing  by an  Account
               Debtor having, at the time of any determination of Eligible Accounts, in excess of 35% of the aggregate outstanding amount of all Accounts of such Account Debtor (other than any Accounts which are the subject of bona fide disputes between such Account Debtor and such Borrower or such Subsidiary, as the case may be) outstanding more than 90 days past the date of invoice (unless such Account, by its terms, is permitted to be outstanding for a longer period, in which case such Account shall not be outstanding for more than such period, provided that such period does not exceed 180 days and such Account together with all such other Eligible Accounts outstanding in excess of 90 days do not in the aggregate exceed $5,000,000 at any time);

                    (j) with respect to the Account  Debtor under such  Account, neither such Borrower nor any such Subsidiary is indebted to such Account Debtor, unless such Borrower or such Subsidiary and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of such Borrower or such Subsidiary; provided, that in any event, if such an agreement prohibiting setoff rights is not delivered by the Account Debtor, then only the amount that such Borrower or such Subsidiary is indebted to such Account Debtor shall be excluded as an Eligible Account pursuant to this clause; and

                    (k) such Account arises from a sale to an Account Debtor, or pursuant to a franchise or master development agreement with a franchisee, located within the United States, Canada (to the extent such Account is owed to a Borrower or any U.S. Subsidiary of any Borrower) or Puerto Rico, unless the Account Debtor's obligations (or that portion of such obligations which is acceptable to the Agents) with respect to a sale to an Account Debtor not located within the United States, Canada (to the extent provided above) or Puerto Rico are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Agents.

               "Eligible Inventory" means, with respect to each Borrower and any of its wholly-owned U.S. Subsidiaries which are Subsidiary Guarantors, at the time of any determination thereof, any Inventory arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

                    (a) such Inventory is located in the United States or Puerto Rico;

                    (b) such Borrower or its wholly-owned U.S. Subsidiary owning such Inventory, as the case may be, has full and unqualified right to assign and grant a Lien in such Inventory to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations;

                    (c) such Borrower or one of its wholly-owned U.S. Subsidiaries owns such Inventory free and clear of all Liens in favor of any Person other than any Lien in favor of the Administrative Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document; and

                    (d) none of such Inventory is obsolete,  unsalable,  damaged or otherwise unfit for sale or consumption or further processing.

               "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and binding guidelines (including consent decrees and administrative orders) relating to the protection of the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

               "Event of Default" is defined in Section 8.1.

               "Excess Amount" is defined in Section 3.1.3.

               "Excess Cash Flow" means, with respect to Holdco and its Subsid-iaries for any applicable period, the excess (if any) of

                    (a) EBITDA for such applicable period;

over
----

                    (b) the sum, without duplication (for such applicable period) on a consolidated basis of

                        (i) the cash  portion of Interest  Expense  (net of cash
                    interest   income)  actually  paid  during  such  applicable
                    period;

               plus
               ----

                        (ii) (x)  scheduled  payments and optional and mandatory
                    prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities), (y) mandatory prepayments of the principal amount of the Revolving Loans and Swing Line Loans pursuant to clauses (b) or (k) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period and (z) to the extent not deducted in the computation of EBITDA, all cash payments in respect of other Indebtedness (exclusive of optional prepayments of amounts outstanding under the Revolving Loan Commitment);

               plus
               ----

                        (iii) all federal,  state,  local and foreign income and
                    franchise taxes actually paid in cash (including payments made pursuant to the Tax Sharing Agreement) during such applicable period, net of any refunds of such taxes received during such applicable period;

               plus
               ----

                        (iv) Capital Expenditures actually made during such applicable period pursuant to Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (g) of Section 7.2.2 to a vendor of any assets permitted to be acquired pursuant to
                    Section 7.2.7 to finance the acquisition of such assets);

               plus
               ----

                        (v) the amount of the net increase (or minus in the case
                    of  a  net   decrease)   of  Current   Assets  over  Current
                    Liabilities of Holdco and its Subsidiaries for such applicable period (or, with respect to the period ending January 2, 2000, for the full Fiscal Year ending January 2,
                    2000);

               plus
               ----

                        (vi) the cash portion of any fees and expenses  incurred
                    in connection with any required Hedging Obligation.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                    (a) the weighted  average of the rates on overnight  federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                    (b) if such rate is not so published  for any day which is a
               Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

               "Fee Letters" means, collectively, (i) the confidential fee letter, dated January 27, 1999, among the Arrangers and Triarc, and (ii) the Administrative Agent's Fee Letter.

               "Filing Agent" is defined in Section 5.1.10.

               "Filing Statements" is defined in Section 5.1.10.

               "Fiscal Month" means any fiscal month of any Fiscal Year of Holdco.

               "Fiscal Quarter" means any fiscal quarter of any Fiscal Year of Holdco.

               "Fiscal Year" means any fiscal year of Holdco; provided that, as of the Closing Date, Holdco's Fiscal Year shall end on the Sunday occurring closest to December 31 of each year, including December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "1999 Fiscal Year") refer to the Fiscal Year ending on the Sunday occurring closest to December 31 of such calendar year.

               "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (provided that for the first three Fiscal Quarters after the Closing Date, the amounts determined in clauses
(b)(ii), (b)(iii) and (b)(v) below shall be determined on an Annualized basis) of

                    (a) EBITDA for all such Fiscal Quarters,  plus the aggregate amount of all management fees permitted and paid during such Fiscal Quarters pursuant to clause (a) of Section 7.2.11, to the extent deducted in computing EBITDA;

to
--

                    (b)  the sum (without duplication) of

                        (i) Capital  Expenditures  actually made during all such
                    Fiscal Quarters pursuant to Section 7.2.7;

               plus
               ----

                        (ii) the cash  portion of Interest  Expense (net of cash
                    interest or investment income) for all such Fiscal Quarters;

               plus
               ----

                        (iii) all scheduled payments of principal, to the extent
                    actually made, of the Term Loans and other term Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

               plus
               ----

                        (iv) all federal,  state,  local and foreign  income and
                    franchise taxes actually paid in cash (including payments made pursuant to the Tax Sharing Agreement) during all such Fiscal Quarters, net of any refunds of such taxes received during such applicable period;

               plus
               ----

                        (v) all payments of management  fees  permitted and paid
                    during all such  Fiscal  Quarters  pursuant to clause (a) of
                    Section 7.2.11;

               plus
               ----

                        (vi) all payments  permitted and paid during such Fiscal
                    Quarters pursuant to clause (d) of Section 7.2.6.

               "F.R.S. Board" means the Board of Governors of the Federal Re-serve System or any successor thereto.

               "GAAP" is defined in Section 1.4.

               "Hazardous Material" means

                    (a)  any "hazardous substance", as defined by CERCLA;

                    (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                    (c)  any petroleum product; or

                    (d) any pollutant or contaminant or hazardous,  dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

               "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

               "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

               "Holdco" is defined in the second recital and includes any suc-cessor thereto.

               "Holdco/Triarc Beverage Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement executed and delivered by Holdco and Triarc Beverage pursuant to clause (a) of Section 5.1.8, substantially in the form of Exhibit J-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                    (a)  which is of a "going concern" or similar nature;

                    (b) which  relates to the limited  scope of  examination  of matters relevant to such financial statement; or

                    (c) which relates to the treatment or  classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

               "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

               "Indebtedness" of any Person means, without duplication

                    (a) all  obligations  of such Person for borrowed  money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                    (b) all  obligations,  contingent or otherwise,  relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                    (c) all  obligations  of such Person as lessee  under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                    (d) net liabilities of such Person under all Hedging Obligations;

                    (e) whether or not so included as  liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services (but not including liabilities incurred in connection with any employment severance arrangements), (ii) liabilities (but only to the extent required by GAAP to be reflected on the balance sheet of such Person) in connection with take-or-pay contracts, and (iii) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets); and

                    (f) all Contingent  Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

               "Indemnified Liabilities" is defined in Section 10.4.

               "Indemnified Parties" is defined in Section 10.4.

               "Indenture" means the Indenture, dated as of February 25, 1999, among Holdco, Triarc Beverage, the guarantors party thereto and The Bank of New York, as trustee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.10.

               "Initial Public Offering" means a primary underwritten public offering of the voting Capital Stock of Holdco or Triarc Beverage, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

               "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters (provided, that, for the first three Fiscal Quarters after the Closing Date, the amount determined in clause (b) below shall be determined on an Annualized basis) of:

                    (a)  EBITDA for all such Fiscal Quarters;

               to
               --

                    (b) the cash portion of Interest Expense for all such Fiscal Quarters.

               "Interest   Expense"  means,  for  any  applicable   period,  the
aggregate consolidated interest expense of Holdco and its Subsidiaries (including the Borrowers) for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) (i) the amortization of fees and expenses incurred in connection with the Transaction and (ii) any fees and expenses incurred in connection with any required Hedging Obligation.

               "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section
2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months (or, if available to each applicable Lender, nine or twelve months) thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the applicable Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                    (a) no more than 10 Interest Periods shall be in effect at any one time;

                    (b) Interest  Periods  commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                    (c) if such  Interest  Period would  otherwise  end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                    (d) no  Interest  Period for any Loan may extend  beyond the
               Stated Maturity Date for such Loan.

               "Inventory" means any "inventory" (as that term is defined in Section 9-109(4) of the UCC) of any Borrower or any of its wholly-owned U.S. Subsidiaries.

               "Investment" means, relative to any Person,

                    (a) any loan or  advance  made by such  Person  to any other
               Person (excluding (i) payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business or (ii) ordinary trade debt (in the nature of open accounts payable) extended in the ordinary course of business on customary terms);

                    (b)  any Contingent Liability of such Person; and

                    (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon, whether by means of dividend, distribution or otherwise (and without adjustment by reason of the financial condition of such other Person), and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

               "Issuance   Request"   means  a  Letter  of  Credit  request  and
certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit D hereto.

               "Issuer" means, collectively, BNY, in its individual capacity hereunder as the issuer of the Letters of Credit, and such other Lender or Lenders as may be designated from time to time by the Syndication Agent (and agreed to by the Borrowers and each such Lender), in its individual capacity hereunder as the issuer of any Letter of Credit.

               "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit L hereto.

               "Lenders" is defined in the preamble.

               "Letter of Credit" is defined in clause (a) of Section 2.1.3.

               "Letter of Credit Commitment" means, with respect to each Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

               "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

               "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                    (a) the aggregate  Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise),

plus
----

                    (b) the then aggregate  amount of all unpaid and outstanding
               Reimbursement Obligations.

               "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                    (a) total Debt;

               to

                    (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date;

provided, however, that during each of the first two Fiscal Quarters of each Fiscal Year, the amount determined in clause (a) above shall be reduced by the Seasonal Working Capital Amount.

               "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/32 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

               "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

               "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/32 of 1%) determined by the Administrative Agent as follows:

                  LIBO Rate           =              LIBO Rate
                                          --------------------------------
               (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

               The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

               "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

               "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

               "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

               "Loan" means, as the context may require, a Revolving Loan, a Swing Line Loan or a Term Loan of any type.

               "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Borrowing Base Certificate, the Administrative Agent's Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (if any), each Security Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Rate Protection Agreement and each other material agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein.

               "Material Adverse Effect" means (i) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of (A) Holdco and its Subsidiaries, taken as a whole; or (B) the Beverage Companies and their Subsidiaries, taken as a whole; (ii) a material impairment of the ability of any Borrower or any other Material Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party; or (iii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Agents or the Lenders under this Agreement or any other Loan Document.

               "Material Obligor" means, at any time of determination, (i) any Borrower, (ii) Holdco, (iii) Triarc Beverage or (iv) any Material Subsidiary.

               "Material Subsidiary" means each direct and indirect Subsidiary of Holdco (other than Triarc Beverage or any Borrower) that (a) accounted for 5% or more of the EBITDA of Holdco and its Subsidiaries on a consolidated basis for the most recently completed Fiscal Quarter with respect to which, pursuant to
Section 7.1.1, financial statements have been, or are required to have been, delivered by the Borrowers on or before the date as of which any such determination is made, as reflected in such financial statements; or (b) has assets which represent 5% or more of the consolidated gross assets of Holdco and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered by the Borrowers on or before the date as of which any such determination is made, as reflected in such financial statements.

               "Mistic" is defined in the preamble and includes any successor thereto.

               "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

               "Morgan Stanley" is defined in the preamble.

               "Mortgage" means, collectively, each mortgage or deed of trust or leasehold mortgage that may be executed and delivered pursuant to Section
7.1.7(a), Section 7.1.8(b) or Section 7.1.13 in form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Net Asset Value" means, at any time of any determination, (i) with respect to Eligible Accounts, 80% of an amount equal to the book value of all Eligible Accounts as reflected on the books of the Borrowers and their applicable U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP, net of all credits, discounts and allowances in respect of such Eligible Accounts and (ii) with respect to Eligible Inventory, an amount equal to 50% of the lesser of the market value and the cost of goods of all Eligible Inventory as reflected on the books of the Borrowers and their applicable U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP.

               "Net Casualty Proceeds" means, with respect to any Casualty Event, the excess of:

                    (a)  the  gross   amount  of  all   insurance   proceeds  or
               condemnation   awards  received  by  the  Person  suffering  such
               Casualty Event as a result of such Casualty Event,

over
----

                    (b) the sum (without  duplication) of (i) the reasonable and customary legal and other professional fees and expenses actually incurred in connection with the receipt of such proceeds or awards and (ii) all taxes (including any payments made or to be made pursuant to the Tax Sharing Agreement) and other governmental costs and expenses actually paid or estimated by any Borrower or any of its Subsidiaries (in good faith) to be payable in cash in connection with the receipt of such proceeds or awards;

provided, however, that if, after the payment of all taxes and other governmental costs and expenses (including payments payable pursuant to the Tax Sharing Agreement) with respect to such proceeds, the amount of estimated taxes and other governmental costs and expenses, if any, pursuant to clause (b)(ii) above exceeded the amount actually paid in cash in respect of such proceeds, the aggregate amount of such excess shall, within two (2) Business Days thereafter, be payable, pursuant to clause (f) of Section 3.1.1, as Net Casualty Proceeds.

               "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by Holdco or any of its Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2), the excess of:

                    (a) the gross cash  proceeds  received  by such  Person from such incurrence, sale or issuance,

over
----

                    (b) all  reasonable and customary  underwriting  commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, including any reasonable up-front fees and expenses incurred in connection with any required Hedging Obligation; provided such Hedging Obligation relates solely to the new Debt incurred pursuant to such incurrence, sale or issuance.

               "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of Holdco or any of its Subsidiaries (other than (i) as permitted pursuant to clause (a), (c), (e) (to the extent provided therein) or (f)(i) of Section 7.2.9 or (ii) between Holdco and Triarc Beverage) or from the Arby's Securitization, the excess of:

                    (a) the gross cash proceeds received by such Person from any such sale, transfer, other disposition or the Arby's Securitization, and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over
----

                    (b) the sum (without  duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer, other disposition or the Arby's Securitization, (ii) all taxes (including any payments made or to be made pursuant to the Tax Sharing Agreement) and other governmental costs and expenses actually paid or estimated by Holdco or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale, transfer, other disposition or the Arby's Securitization (including any costs and expenses actually paid or incurred relating to compliance with Environmental Laws), (iii) payments made by Holdco or any of its Subsidiaries to retire Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such sale, transfer, other disposition or the Arby's Securitization and (iv) reasonable amounts to be provided by Holdco or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer, other disposition or the Arby's Securitization and retained by Holdco or such Subsidiary, as the case may be;

provided, however, that if, after the payment of all taxes and other governmental costs and expenses (including payments payable pursuant to the Tax Sharing Agreement) with respect to such sale, transfer, other disposition or the Arby's Securitization, the amount of estimated taxes and other governmental costs and expenses, if any, pursuant to clause (b)(ii) above exceeded the amount actually paid in cash in respect of such sale, transfer, other disposition or the Arby's Securitization, or if any amounts reserved pursuant to clause (b)(iv) shall be released or reversed, the aggregate amount of such excess or released or reversed reserve amount shall, within two (2) Business Days thereafter, be payable, pursuant to clause (c) of Section 3.1.1, as Net Disposition Proceeds.

               "Net Equity Proceeds" means, with respect to the sale or issuance by Holdco or any of its Subsidiaries to any Person (other than Holdco or any of its wholly-owned U.S. Subsidiaries) of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of Holdco or any of its Subsidiaries, including without limitation the Triarc Beverage Stock Option Plan and the Arby's Stock Option
Plan) the excess of:

                    (a) the gross cash proceeds received from such sale, exer-cise or issuance,

               over
               ----

                    (b) all  reasonable and customary  underwriting  commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

               "Net Income" means, for any period, without duplication, the sum of the aggregate of all amounts which, in accordance with GAAP, would be included as net income of Holdco and its Subsidiaries (including each of the Borrowers) for such period on a consolidated basis, excluding extraordinary gains.

               "Net Worth" means the consolidated net worth of Holdco and its Subsidiaries (including each of the Borrowers), determined in accordance with GAAP.

               "Non-U.S. Subsidiary" means any Subsidiary other than a U.S. Sub-sidiary.

               "Note" means, as the context may require, a Revolving Note, a Swing Line Note, a Term A Note, a Term B Note or a Term C Note.

               "Obligations" means all obligations (monetary or otherwise) of each Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

               "Obligor" means any Borrower, Holdco, Triarc Beverage, any Subsidiary Guarantor or any Affiliate thereof obligated under, or otherwise a party to, any Loan Document.

               "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Stock.

               "Participant" is defined in Section 10.11.2.

               "Patent Security Agreement" means any Patent Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which Holdco or any of its Subsidiaries or any corporation, trade or business that is, along with Holdco or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

               "Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans, Term B Loans, Term C Loans or Revolving Loans, as the case may be, set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to any Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11. A Lender shall not have any Commitment to make Revolving Loans if its percentage under the respective column heading is zero. Each Lender's Percentage of Swing Line Loans and Letters of Credit shall be equal to such Lender's Percentage of Revolving Loans.

               "Permitted Holders" means, collectively, Nelson Peltz, Peter W. May and/or their respective affiliates (including members of their immediate families) and any trusts and estates of which any of them are primary beneficiaries and any entities of which any of them hold a majority of the equity securities.

               "Person" means any natural person, corporation, partnership, limited liability company, partnership, joint venture, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

               "Plan" means any Pension Plan or Welfare Plan.

               "Pledge Agreement" means, as the context may require, the Holdco/Triarc Beverage Guaranty and Pledge Agreement, the Borrower Pledge Agreement and/or the Subsidiary Pledge Agreement.

               "Pro  Forma  Balance  Sheet"   is  defined  in  clause  (b)  of
Section 5.1.11.

               "Quarterly Payment Date" means June 15, 1999 and, thereafter, the fifteenth day of each March, June, September and December or, if such day is not a Business Day, the next succeeding Business Day.

               "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by any Borrower or any of its Subsidiaries in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender, an Agent or an Affiliate of a Lender or an Agent.

               "RC/Arby's" is defined in the preamble and includes any successor thereto.

               "RC/Arby's Notes" means the $275,000,000 principal amount of 9.75% Senior Secured Notes due August 2000 issued by RC/Arby's pursuant to an Indenture, dated as of August 1, 1993, among RC/Arby's, Royal Crown, Arby's and The Bank of New York, as trustee.

               "RC/Arby's Notes Repayment" means the redemption of the RC/Arby's Notes on a date that is no more than 35 days after the Closing Date for an amount not to exceed the aggregate principal amount thereof plus the applicable premium of 2.786%, plus accrued interest and related fees and expenses through the date of redemption.

               "RC/Arby's Notes Repayment Pledge Account" means the account established pursuant to the RC/Arby's Notes Repayment Pledge Agreement pursuant to which Holdco and Triarc Beverage will deposit into a pledge account funds to be used to consummate the RC/Arby's Notes Repayment.

               "RC/Arby's Notes Repayment Pledge Agreement" means the pledge agreement, dated as of the Closing Date, by and among Holdco and Triarc Beverage, as pledgors, The Bank of New York, as securities intermediary, and the Administrative Agent pursuant to which Holdco and Triarc Beverage will grant the Administrative Agent a security interest in the funds to be used in connection with the RC/Arby's Notes Repayment, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance herewith and therewith.

               "Rebuilding and Replacement Work"  is  defined  in  clause (f) of
Section 3.1.1.

               "Refinancing" is defined in the fourth recital.

               "Refunded Swing Line Loans" is defined in Section 2.3.2(b).

               "Register" is defined in clause (b)(i) of Section 2.7.

               "Reimbursement Obligation" is defined in Section 2.6.3.

               "Related Funds" is defined in clause (b) of Section 10.11.1.

               "Release" means a "release", as such term is defined in CERCLA.

               "Replacement Lender" is defined in Section 4.11.

               "Replacement Notice" is defined in Section 4.11.

               "Required Lenders" means, at any time, Lenders holding more than 50% of the Total Exposure Amount.

               "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

               "Revolving Loans" is defined in clause (a) of Section 2.1.2.

               "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.3.

               "Revolving   Loan   Commitment   Amount"  means,   on  any  date,
$60,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

               "Revolving Loan Commitment Termination Date" means the earliest of

                    (a)  March 1, 2005;

                    (b) the date on which the Revolving Loan  Commitment  Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                    (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

               "Revolving Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

               "Royal Crown" is defined in the preamble and includes any suc-cessor thereto.

               "Royal Crown Disposition" means the sale of the Capital Stock of, or all or substantially all of the assets comprising the soft drink concentrates business of, Royal Crown and its Subsidiaries to a third Person pursuant to clause (f)(ii) of Section 7.2.9.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or any successor thereto.

               "Seasonal Working Capital Amount" means, as of any time of determination, the lesser of (x) $40,000,000 and (y) the aggregate amount outstanding under the Revolving Loan Commitments, whether in respect of Loans, Letters of Credit, Reimbursement Obligations or otherwise.

               "Secured Parties" means, collectively, (i) the Lenders and the Agents, and (ii) any Lender, Agent or Affiliate of any Lender or Agent which may be party to any Rate Protection Agreement.

               "Security Agreement" means, as the context may require, the Borrower Security Agreement and/or the Subsidiary Security Agreement.

               "Snapple" is defined in the preamble and includes any successor thereto.

               "Solvency Certificate" means the solvency certificate delivered pursuant to clause (b) of Section 5.1.12, substantially in the form of Exhibit M hereto.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

               "Stated Expiry Date" is defined in Section 2.6.

               "Stated Maturity Date" means

                    (a) in the case of any  Revolving  Loan,  Swing Line Loan or
               Term A Loan, March 1, 2005;

                    (b) in the case of any Term B Loan, March 1, 2006; and

                    (c) in the case of any Term C Loan, March 1, 2007.

               "Subject Lender" is defined in Section 4.11.

               "Subordinated Debt" means all unsecured Indebtedness for money borrowed which is subordinated in right of payment to the payment in full in cash of all Obligations, including the Subordinated Notes, but not including intercompany Indebtedness permitted pursuant to clause (i) of Section 7.2.2.

               "Subordinated Notes Offering" is defined in the third recital.

               "Subordinated Notes" means the 10.25% senior subordinated notes due 2009 of Holdco and Triarc Beverage issued pursuant to the Subordinated Notes Offering and the Indenture, including any senior subordinated notes of Holdco and Triarc Beverage with substantially identical terms exchanged therefor pursuant to a registration statement under the Securities Act of 1933, as amended.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time Capital Stock of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided that the term "Subsidiary" shall not include any Arby's Securitization Entity.

               "Subsidiary Guarantor" means, on the Closing Date, each direct and indirect U.S. Subsidiary of each Borrower (except as otherwise provided herein) and, thereafter, each other direct and indirect Subsidiary of any such Borrower that is required, pursuant either to clause (a) of Section 7.1.7 or clause (b) of Section 7.1.11, to execute and deliver a supplement to the Subsidiary Guaranty.

               "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by each Subsidiary Guarantor pursuant to Section 5.1.7, clause (a) of
Section  7.1.7 or clause (b) of  Section  7.1.11,  substantially  in the form of
Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by each Subsidiary Guarantor pursuant to clause (c) of Section 5.1.8, clause (b) of Section 7.1.7 or clause (b) of Section 7.1.11, substantially in the form of Exhibit J-3 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Subsidiary Security Agreement" means the Security Agreement executed and delivered by each Subsidiary Guarantor pursuant to Section 5.1.9, clause (a) of Section 7.1.7 or clause (b) of Section 7.1.11, substantially in the form of Exhibit K-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Swing Line Lender" means BNY (or another Lender designated by the Syndication Agent with the consent of the Borrowers, if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

               "Swing Line Loans" is defined in clause (b) of Section 2.1.2.

               "Swing Line Loan Commitment" means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to clause (b) of
Section 2.1.2 to make Swing Line Loans and, with respect to each Lender with a Commitment to make Revolving Loans (other than the Swing Line Lender), such Lender's obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

               "Swing Line Loan Commitment Amount" means $10,000,000.

               "Swing Line Note" means a joint and several promissory note of the Borrowers payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

               "Syndication Agent" is defined in the preamble.

               "Tax Sharing Agreement" means, collectively, (i) the Tax Sharing Agreement, dated as of February 25, 1999, among the Borrowers, certain Subsidiaries of RC/Arby's, Holdco, Triarc Beverage and Triarc, as amended, supplemented, amended and restated or otherwise modified from time to time, and
(ii) any other tax sharing agreement, in form and substance reasonably satisfactory to the Arrangers, among Triarc, Holdco, the Borrowers and/or any of their Subsidiaries containing terms no less favorable to the Borrowers and their Subsidiaries than the tax sharing agreement referred to in clause (i).

               "Taxes" is defined in Section 4.6.

               "Term A Loan" is defined in clause (a) of Section 2.1.1.

               "Term A Loan Commitment Amount" means $45,000,000.

               "Term A Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

               "Term B Loan" is defined in clause (b) of Section 2.1.1.

               "Term B Loan Commitment Amount" means $125,000,000.

               "Term B Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

               "Term C Loan" is defined in clause (c) of Section 2.1.1.

               "Term C Loan Commitment Amount" means $305,000,000.

               "Term C Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term C Loans, and also means all other promis-sory notes accepted from time to time in substitution therefor or renewal thereof.

               "Term Loans" means, collectively, the Term A Loans, the Term B Loans and the Term C Loans.

               "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.1.

               "Termination Date" means the date on which all of the following shall have occurred on or before such date: (a) all monetary Obligations have been paid in full in cash, other than (i) indemnification obligations under
Section 10.4 so long as no actions, causes of action or suits are pending or threatened against any Indemnified Party asserting any Indemnified Liabilities and (ii) any Letter of Credit Outstandings that have been terminated, expired or cash collateralized on terms reasonably satisfactory to the Agents, and (b) all Commitments and all Rate Protection Agreements have been terminated.

               "Total Exposure Amount" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount.

               "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Tranche" means, as the context may require, the Term A Loans, the Term B Loans, the Term C Loans or the Revolving Loan Commitments.

               "Transaction" is defined in the fourth recital.

               "Transaction Documents" means each of the Acquisition Agreement, the Indenture, the Acquisition Escrow Agreement, the RC/Arby's Notes Repayment Pledge Agreement and all other material agreements, documents, instruments, certificates, filings, consents, approvals, resolutions and opinions furnished to or in connection with the Subordinated Notes, the Triarc Dividend, the Refinancing, the Acquisition, the RC/Arby's Notes Repayment and the transactions contemplated thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or any other Loan Document, but shall not include any of the foregoing entered into in connection with Triarc's proposed going-private transaction.

               "Triarc" is defined in the second recital and includes any suc-cessor thereto.

               "Triarc Beverage" is defined in the third recital and includes any successor thereto.

               "Triarc Beverage Stock Option Plan" means the Triarc Beverage Holdings Corp. 1997 Stock Option Plan providing for the granting of options to acquire shares of the Capital Stock of Triarc Beverage, as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof.

               "Triarc Dividend" means the distributions by Holdco and Triarc Beverage to Triarc of (i) a portion of the gross proceeds of the Subordinated Notes Offering and (ii) all of Holdco's and its Subsidiaries' cash equivalents and cash on hand on the Closing Date in excess of $2,000,000 plus the amount held in escrow referenced in Item 7.2.3(b) ("Ongoing Liens") of the Disclosure Schedule (after the payment or accrual of all costs and expenses to be borne by Holdco and its Subsidiaries in connection with the Transaction; provided that any amount in excess of the amount so accrued may be distributed by Holdco and Triarc Beverage to Triarc, and such excess amount shall be deemed to constitute a portion of the Triarc Dividend and such distributions may be made, in whole or in part, at any time, including, without limitation, subsequent to the date of the RC/Arby's Notes Repayment), which distributions may be made, in whole or in part, at any time and from time to time, on or prior to the date of the RC/Arby's Notes Repayment.

               "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

               "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, with respect to Filing Statements, the Uniform Commercial Code as in effect from time to time in each applicable jurisdiction of the United States.

               "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

               "U.S. Subsidiary" means any Subsidiary of any Borrower organized under the laws of the United States or any state, possession or commonwealth thereof.

               "Waiver" means any agreement in favor of the Administrative Agent for the benefit of the Lenders and each Issuer in form and substance reasonably satisfactory to the Administrative Agent.

               "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA (other than a multi-employer plan as defined in Section 4001 (a)(3) of ERISA).

               "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' quali-fying shares (as applicable), are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

               SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Borrowing Request, Issuance Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

               SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

               SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") as in effect on the Closing Date.

                                  ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

               SECTION 2.1. Loans and Commitments. On the terms and subject to the conditions of this Agreement (including Articles II and V), each Lender severally agrees as otherwise provided in this Section 2.1:

               SECTION 2.1.1.  Term Loans.  On the Closing Date, each Lender

                    (a) will make loans  (relative to such  Lender,  its "Term A
               Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, in an amount equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term A Loans requested by such Borrower to be made on the Closing Date;

                    (b) will make loans  (relative to such  Lender,  its "Term B
               Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, in an amount equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term B Loans requested by such Borrower to be made on the Closing Date; and

                    (c) will make loans  (relative to such  Lender,  its "Term C
               Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, in an amount equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term C Loans requested by such Borrower to be made on the Closing Date.

No amounts paid or prepaid with respect to Term A Loans, Term B Loans or Term C Loans may be reborrowed.

In connection with the foregoing, on the Closing Date, Snapple will borrow $36,543,793.05 in aggregate principal amount of Term A Loans, $101,501,536.31 in aggregate principal amount of Term B Loans and $247,685,708.49 in aggregate principal amount of Term C Loans, of which $9,123,157.89 in aggregate principal amount of Term A Loans, $25,342,105.26 in aggregate principal amount of Term B Loans and $61,834,736.84 in aggregate principal amount of Term C Loans shall be deemed to have been borrowed on behalf of Royal Crown. Upon the consummation of the RC/Arby's Notes Repayment, the amounts of such Term Loans shall be allocated to Royal Crown's account as if Royal Crown had borrowed such amounts directly.

               SECTION 2.1.2. Revolving Loan Commitment and Swing Line Loan Commitment.

                     (a) From time to time on any Business Day  occurring  prior to the Revolving Loan Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Revolving Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by such Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans; and

                    (b) From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Swing Line Lender will make Loans (relative to the Swing Line Lender, its "Swing Line Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to the principal amount of the Swing Line Loans requested by such Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow such Swing Line Loans.

               SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Issuer will

                    (a) issue one or more  standby  or  documentary  letters  of credit (each referred to as a "Letter of Credit") for the account of each applicable Borrower, on a joint and several basis for all Borrowers, in the Stated Amount requested by such Borrower on such day; or

                    (b) extend the Stated  Expiry Date of an existing  Letter of
               Credit previously issued hereunder to a date that is not later than the earlier of (x) five Business Days prior to the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

               SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to, and the Borrowers shall not request that any Lender, make

                    (a) any Revolving Loan if, after giving effect thereto,  the aggregate outstanding principal amount of all the Revolving Loans
               (i) of all the Lenders with Revolving Loan Commitments and the outstanding principal amount of all Swing Line Loans, together with the Letter of Credit Outstandings, would exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount, or (ii) of such Lender with a Revolving Loan Commitment, together with such Lender's Percentage of the Letter of Credit Outstandings and its Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount; or

                    (b) any Swing Line Loan (i) if, after giving effect thereto,
               (x) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount, or (y) the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Swing Line Loans and Revolving Loans then outstanding would exceed the lesser of (A) the then existing Revolving Loan Commitment Amount and (B) the then existing Borrowing Base Amount, or (ii) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, if the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender plus the Swing Line Lender's Percentage of the Letter of Credit Outstandings would exceed the Swing Line Lender's Percentage of the lesser of (x) the then existing
               Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

               SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or
(ii) the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Swing Line Loans and Revolving Loans then outstanding would exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

               SECTION 2.1.6. RC/Arby's and Royal Crown. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that
(a) RC/Arby's and Royal Crown shall not become "Borrowers" hereunder or under any other Loan Document and the Subsidiaries of RC/Arby's and Royal Crown that are expected to be Subsidiary Guarantors shall not become Subsidiary Guarantors hereunder, under the Subsidiary Guaranty or under any other Loan Document, with corresponding liabilities and entitlements pursuant hereto and thereto, until the consummation of the RC/Arby's Notes Repayment, (b) RC/Arby's shall be released as a Borrower and the Subsidiaries of RC/Arby's (to the extent provided in the definition of Arby's Securitization Residual Payment) shall be released as Subsidiary Guarantors in connection with the Arby's Securitization Residual Payment and (c) Royal Crown shall be released as a Borrower and the Subsidiaries of Royal Crown shall be released as Subsidiary Guarantors in connection with the Royal Crown Disposition.

               SECTION 2.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

               SECTION 2.2.1. Optional. The Borrowers may, from time to time on any Business Day, voluntarily reduce the amount of the Swing Line Loan Commitment Amount, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that all such reductions (i) shall be permanent and (ii) to the extent such reduction in the Commitment Amount requires a mandatory prepayment of Revolving Loans or Swing Line Loans pursuant to clause (k) of Section 3.1.1 (x) in the case of prepayments of Base Rate Loans (other than Swing Line Loans) shall require at least one Business Day's prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 or (y) in the case of prepayments of LIBO Rate Loans, shall require at least three Business Days' prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

               SECTION 2.2.2. Mandatory. The Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount and the Letter of Credit Commitment Amount shall be reduced as set forth below.

                    (a) Following the prepayment or repayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date and in the amount the Term Loans, if then outstanding, would otherwise have been required to be prepaid with any Net Debt Proceeds, Net Disposition Proceeds, Net Casualty Proceeds, Net Equity Proceeds or Excess Cash Flow.

                    (b) Any reduction of the Revolving  Loan  Commitment  Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

               SECTION 2.3.  Borrowing  Procedures  and   Funding   Maintenance.
Loans shall be made by the Lenders in accordance with this Section.

               SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) or three (in the case of LIBO Rate Loans) nor more than five (in each case) Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, and in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000, or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds immediately available to the Borrower requesting the Loan by wire transfer or otherwise to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. The Borrowing Request for the initial Credit Extension hereunder may be delivered prior to the Closing Date.

               SECTION 2.3.2.  Swing Line Loans.

                    (a) By telephonic  notice,  promptly  followed (within three
               Business Days) by the facsimile delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 11:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. Each request by any Borrower for a Swing Line Loan shall constitute a representation and warranty by the Borrowers that on the date of such request and (if different) the date of the making of the Swing Line Loan, both immediately before and after giving effect to such Swing Line Loan and the application of the proceeds thereof, the statements made in Section 5.2.1 are true and correct. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by its close of business, on the Business Day telephonic notice is received by it as provided in the preceding sentences in immediately available funds, to the Borrower requesting the Loan by wire transfer or otherwise to the accounts such Borrower shall have specified in its notice therefor.

                    (b) The  Swing  Line  Lender,  at any  time in its  sole and absolute discretion, may request each Lender that has a Revolving Loan Commitment, and each such Lender, including the Swing Line Lender hereby agrees, to make a Revolving Loan (which shall always be initially funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not a Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Percentage of the Refunded Swing Line Loans shall be deemed to be paid. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Obligor, including a reduction in the Borrowing Base Amount subsequent to the date of the making of any Swing Line Loan; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement by any Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                    (c) In the  event  that (i) any of the  Borrowers  or any of their respective Subsidiaries are subject to any bankruptcy or insolvency proceedings as provided in Section 8.1.9 or (ii) the Swing Line Lender otherwise requests, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to any Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

                    (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Default not to make Swing Line Loans and has notified the Borrowers in writing or by facsimile delivery of such election. The Swing Line Lender shall promptly give notice to the Lenders of such election not to make Swing Line Loans.

               SECTION 2.4. Continuation and Conversion Elections. By deliver-ing a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, any Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five (in each case) Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in the case of the conversion into Base Rate Loans (other than Swing Line Loans as provided in clause (a) of Section 2.3.2) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, how-ever, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of anyLoans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

               SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrowers; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

               SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, any Borrower may from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, or amend, as the case may be, an irrevocable Letter of Credit for such Borrower's account or for the account of any wholly-owned U.S. Subsidiary of such Borrower that is a signatory to the Subsidiary Guaranty and the Subsidiary Security Agreement and whose outstanding Capital Stock is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Subsidiary Pledge Agreement, in each case on a joint and several basis for all Borrowers, in such form as may be requested by such Bor-rower and approved by the Issuer, solely for the purposes described in Section
7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrowers hereby acknowledge and agree that each of them shall be obligated, jointly and severally, to reim-burse the Issuer upon each Disbursement of any Letter of Credit, and they shall all be deemed to be Obligors for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a wholly-owned U.S. Subsidiary of a Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof and the Issuer shall, subject to the terms and conditions hereof, including Article V, promptly (but in no event later than three Business Days after such notification) issue a Letter of Credit. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Commitment Termination Date and (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

               SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage to make Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Revolving Loan Commitment Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

               SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrowers and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrowers shall be obligated, on a joint and several basis, to reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from and including the Disbursement Due Date to but excluding the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless any Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Dis-bursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disburse-ment Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrowers that on the date of the making of such Revolving Loan all of the statements set forth in Section 5.2.1 are true and correct.

               SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrowers to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and uncondi tional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

               SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section
8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                    (a) an amount  equal to that portion of all Letter of Credit
               Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrowers or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                    (b) upon  notification  by the  Administrative  Agent to the
               Borrowers of the obligations of the Borrowers under this Section, the Borrowers shall be immediately obligated, jointly and severally, to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrowers pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrowers all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

               SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrowers and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                    (a) the form, validity,  sufficiency,  accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                    (b) the form, validity,  sufficiency,  accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                    (c)  failure  of  the   beneficiary  to  comply  fully  with
               conditions required in order to demand payment under a Letter of Credit;

                    (d)   errors,   omissions,   interruptions   or   delays  in
               transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                    (e) any loss or delay in the  transmission  or  otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrowers, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrowers, any Obligor or any such Lender, as the case may be.

               SECTION 2.7.  Register; Notes.

                     (a) Each Lender may maintain in  accordance  with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender to each such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to each such Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register (as defined below), be conclusive and binding on the Borrowers absent demonstrable error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

                    (b) (i) Each Borrower hereby  designates the  Administrative
               Agent to serve as its agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender to each Borrower and each repayment in respect of the principal amount of the Loans of each Lender to each Borrower and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor there-of. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this
               Section 2.7.

                    (ii) The  Borrowers  agree  that,  upon the  request  to the
               Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the Borrower that has requested the Loan, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent demonstrable error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns. Subject to the provisions of
               Section 10.11.1, a Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the parties thereto and the compliance by the parties thereto with the other requirements of Section 10.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrowers marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

               SECTION 3.1.  Repayments and Prepayments; Application.

               SECTION 3.1.1. Repayments and Prepayments. The Borrowers shall be jointly and severally obligated to repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrowers jointly and severally acknowledge, covenant and agree that any Borrower:

                    (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                        (i) Loans (other than Swing Line Loans); provided, how-ever, that

                              (A) (1)  subject to clause  (b) of Section  3.1.2,
                        any such prepayment of Term A Loans, Term B Loans or Term C Loans shall be made pro rata, based on outstanding principal amount, among Term A Loans, Term B Loans and Term C Loans, as applicable, of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term A Loans, Term B Loans or Term C Loans, and (2) any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                              (B) with respect to Term B Loans and Term C Loans,
                        there shall be a prepayment fee on the principal amount of Loans so prepaid,

                                    (1) with  respect  to Term B  Loans,  of (x)
                              2.0% of the principal amount of such Loans prepaid for any prepayment of such Loans made on or prior to the first anniversary of the Closing Date, (y) 1.0% of the principal amount of such Loans prepaid for any prepayment of such Loans made after the first anniversary but on or prior to the second anniversary of the Closing Date, and (z) 0% thereafter; and

                                    (2) with  respect  to Term C  Loans,  of (x)
                              3.0% of the principal amount of such Loans prepaid for any prepayment of such Loans made on or prior to the first anniversary of the Closing Date, (y) 1.5% of the principal amount of such Loans prepaid for any prepayment of such Loans made after the first anniversary but on or prior to the second anniversary of the Closing Date, and (z) 0% thereafter;

                              (C) the Borrowers shall comply with Section 4.4 in
                        the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                              (D) all such  voluntary  prepayments  of LIBO Rate
                        Loans shall require prior written notice to the Administrative Agent by 11:00 a.m. (New York Time) at least three Business Days prior to such prepayment;

                              (E) all such  voluntary  prepayments  of Base Rate
                        Loans shall require (i) in the case of Term Loans at least two but no more than five Business Days' prior written notice to the Administrative Agent or (ii) in the case of Revolving Loans at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                              (F) all such voluntary  partial  prepayments shall
                        be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; or

                        (ii) Swing Line Loans, provided that (x) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter) and (y) all such voluntary prepayments shall be in an aggregate minimum amount of $250,000 and an integral multiple of $100,000;

                    (b) shall, on each date when any reduction in the then existing Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the then existing Borrowing Base Amount, to be applied as set forth in Section 3.1.2;

                    (c) shall,  no later than three  Business Days following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by Holdco or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Disposition
               Proceeds or Net Debt Proceeds, as the case may be, and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no such mandatory prepayment of Net Disposition Proceeds received in connection with clauses (b) or (e) of
               Section 7.2.9 shall be required under this clause (c) if (i) such Person notifies the Agents no later than 15 days following the execution and delivery of a definitive agreement for the sale, transfer or other disposition of such assets that it is such Person's good faith intention to apply such Net Disposition Proceeds toward the acquisition of replacement assets or other assets or property used in the Business or the Capital Stock of a Person that becomes a Subsidiary and is engaged in the Business and (ii) such Person in fact so uses such Net Disposition Proceeds within 180 days following the receipt by such Person of Net Disposition Proceeds, or such Person executes and delivers a definitive agreement within such 180-day period to use such Net Disposition Proceeds within 270 days following the receipt by such Person of Net Disposition Proceeds, to acquire such replacement assets or other assets or property, or such Capital Stock, with the amount of Net Disposition Proceeds unused after such 180-day or 270-day period, as the case may be, being applied to prepay the Loans pursuant to Section 3.1.2; provided, however, that only the Net Disposition Proceeds from the first $350,000,000 (as such amount may be increased pursuant to clause
               (d)(iii) of Section 7.2.9) of gross cash proceeds received in connection with the Arby's Securitization shall be applied as a mandatory prepayment of the Term Loans, to be applied as set forth in Section 3.1.2;

                    (d) shall,  no later than five Business  Days  following the
               delivery  of  the  annual  audited   financial  reports  required
               pursuant to clause (c) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1999 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 75% of Excess Cash Flow (if any) for such Fiscal Year (or in the case of the 1999 Fiscal Year, the portion of such Fiscal Year following the Closing Date, as determined in good faith by the chief financial officer of Holdco) to be applied as set forth in
               Section 3.1.2; provided, however, that the amount of such prepayment shall be reduced to 50% of Excess Cash Flow if the Leverage Ratio on the last day of such Fiscal Year is less than 4.0:1;

                    (e) shall,  concurrently  with the receipt of any Net Equity
               Proceeds by Holdco or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2;

                    (f) shall, within 60 days following the receipt by Holdco or any of its Subsidiaries of any Net Casualty Proceeds in excess of $500,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment of Net Casualty Proceeds shall be required under this clause (f) (i) if such Person notifies the Agents no later than 60 days following the receipt of such Net Casualty Proceeds of such Person's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (ii) to the extent such Person in fact uses such Net Casualty Proceeds to begin rebuilding or replacing the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty Proceeds and continues diligently to complete such rebuilding or replacement of such damaged, destroyed or condemned assets or property within the time reasonably required therefore (the "Rebuilding and Replacement Work"), with the amount of Net Casualty Proceeds unused after the completion of such Rebuilding and Replacement Work being applied to the Loans pursuant to
               Section 3.1.2;

                    (g) shall, to the extent the Acquisition shall not have been consummated on or prior to the Consummation Date, not later than one Business Day after the Consummation Date, use the cash proceeds that have been deposited in the Acquisition Escrow Account to make a mandatory prepayment of the Term C Loans in an amount equal to the amount of the cash proceeds deposited in the Acquisition Escrow Account, to be applied as set forth in clause
               (c) of Section 3.1.2;

                    (h) shall, on the Stated Maturity Date and on each Quarterly
               Payment Date occurring during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                            Scheduled
              Term A                        Principal
      Quarterly Payment Date                Repayment
      ----------------------                ---------

June 15, 1999 to March 15, 2000               $562,500
June 15, 2000 to March 15, 2001             $1,125,000
June 15, 2001 to March 15, 2002             $1,687,500
June 15, 2002 to March 15, 2003             $2,250,000
June 15, 2003 to Stated Maturity Date       $2,812,500
  TOTAL:                                   $45,000,000

                    (i) shall, on the Stated Maturity Date and on each Quarterly
               Payment Date occurring during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):


                                            Scheduled
              Term B                        Principal
      Quarterly Payment Date                Repayment
      ----------------------                ---------

June 15, 1999 to March 15, 2005              $312,500
June 15, 2005 to Stated Maturity Date     $29,375,000
  TOTAL:                                 $125,000,000

                    (j) shall, on the Stated Maturity Date and on each Quarterly
               Payment Date occurring during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term C Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

                                            Scheduled
              Term C                        Principal
      Quarterly Payment Date                Repayment
      ----------------------                ---------

June 15, 1999 to March 15, 2006              $762,500
June 15, 2006 to Stated Maturity Date     $70,912,500
  TOTAL                                  $305,000,000

                    (k) shall,  on each date when a reduction  in the  Revolving
               Loan Commitment Amount or the Swing Line Loan Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory prepayment of Revolving Loans or Swing Line Loans (as the case may be) and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount or Swing Line Loan Commitment Amount as so reduced; and

                    (l) shall,  immediately  upon any acceleration of the Stated
               Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to Section 8.3, only a portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Administrative Agent).

               Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by clause (a)(i)(B) of this Section or Section 4.4.

               SECTION 3.1.2.  Application.

                    (a) Subject to clauses (b) and (c) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

                    (b) (i) Each  voluntary  prepayment  of Term  Loans and each mandatory prepayment of Term Loans made pursuant to clauses (c) (other than with respect to any prepayment resulting from the Arby's Securitization or the Royal Crown Disposition), (d), (e), and (f) of Section 3.1.1 shall be applied pro rata to the prepayment of the outstanding principal amount of all Term Loans, until paid in full, and (ii) each mandatory prepayment of Term Loans made pursuant to clause (c) of Section
               3.1.1 with respect to the Arby's Securitization or the Royal Crown Disposition shall be applied to the prepayment of the outstanding principal amount of all Term A Loans, until paid in full, then applied pro rata to the mandatory prepayment of the outstanding principal amount of all Term B Loans and Term C Loans, with, in the case of each of clauses (i) and (ii), the amount of such prepayment of the Term Loans being applied to the applicable remaining Term Loan amortization payments required pursuant to clauses (h), (i) and (j) of Section 3.1.1, in each case pro rata in accordance with the amount of each such remaining Term Loan amortization payment, until all such Term Loans have been paid in full; provided, however, that (A) during the first two years following the Closing Date, voluntary prepayments of Term Loans may, at the Borrowers' discretion, be applied to the outstanding principal amount of Term A Loans only, and (B) with respect to any mandatory prepayment of Term Loans made pursuant to clauses (c) (other than with respect to any prepayment resulting from the Arby's Securitization or the Royal Crown Disposition), (d), (e), and (f) of Section 3.1.1, any Lender that has Term B Loans or Term C Loans outstanding may, by delivering a notice to the Administrative Agent by 11:00 a.m. (New York time), at least three Business Days prior to the date that such mandatory prepayment is to be made in the case of Term B Loans or Term C Loans that are LIBO Rate Loans or at least two Business Days prior to the date that such mandatory prepayment is to be made in the case of Term B Loans or Term C Loans that are Base Rate Loans, elect not to have its pro rata share of such Term Loans prepaid, and upon any such election the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term Loans to the prepayment of Term A Loans, until paid in full, and then to the prepayment of outstanding Revolving Loans, if any (without any corresponding reduction of the Revolving Loan Commitment Amount), and then return any unused amounts to the Borrowers. The Administrative Agent shall, no later than two Business Days prior to the prepayment of a Term B Loan or Term C Loan that is a LIBO Rate Loan or one Business Day prior to the prepayment of a Term B Loan or Term C Loan that is a Base Rate Loan, send a notice to each Lender detailing the amounts each Lender is to receive on the date of such prepayment and to which Loans such amounts shall apply.

                    (c) The  prepayment  of Term C Loans made pursuant to clause
               (g) of Section 3.1.1 shall be applied to a mandatory prepayment of the outstanding principal amount of all Term C Loans (with the amount of such prepayment of the Term C Loans being applied to the remaining Term C Loan amortization payments required pursuant to clause (j) of Section 3.1.1, pro rata in accordance with the amount of each such remaining Term C Loan amortization payment).

               SECTION 3.1.3. Cash Collateral. In the event the amount of any prepayment of Loans required to be made under clauses (c), (d), (e) or (f) of
Section 3.1.1 shall exceed the aggregate principal amount of such Loans which are Base Rate Loans (the amount of any such excess being called the "Excess Amount"), the Borrowers shall have the right, in lieu of making such prepayment in full, to prepay all such outstanding Base Rate Loans when due and to deposit on the date of the required prepayment an amount equal to the Excess Amount with the Administrative Agent in a cash collateral account maintained by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral security for the Obligations and applied to the prepayment of the applicable LIBO Rate Loans on the earlier of 45 days from such deposit and the end of the current Interest Periods applicable thereto. On any Business Day on which (a) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 3.1.3 and (b) the Borrowers shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalent Investments specified in such request, the Administrative Agent shall invest such remaining collected amounts in such Cash Equivalent Investments on an overnight basis; provided, however, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account.

               SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

               SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                    (a) on that portion  maintained  from time to time as a Base
               Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans;

                    (b) on that portion  maintained as a LIBO Rate Loan,  during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans; and

                    (c) with  respect to Swing Line  Loans,  equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Revolving Loans.

               SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation (other than overdue Reimbursement Obligations, which shall bear interest as provided in
Section 2.6.2) of the Borrowers shall have become due and payable, the Borrowers shall be obligated, on a joint and several basis, to pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

               SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                    (a)  on the Stated Maturity Date therefor;

                    (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                    (c) with  respect  to Base  Rate  Loans,  on each  Quarterly
               Payment Date occurring after the date of the initial Borrowing hereunder;

                    (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

                    (e) with respect to any Base Rate Loans  converted into LIBO
               Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                    (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

               SECTION 3.3. Fees. The Borrowers, jointly and severally, agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

               SECTION 3.3.1. Commitment Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing
on   the   Closing    Date  and   continuing   through   the   Revolving   Loan
Commitment  Termination  Date,  a commitment  fee at the rate of the  Applicable
Commitment Fee on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount, whether or not then available. Such commitment fees shall be payable in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Revolving Loan Commitment for the purpose of calculation of the commitment fees to be paid by the Borrowers to the Lenders pursuant to this Section 3.3.1.

               SECTION 3.3.2. Agents' and Arrangers' Fees. The Borrowers, jointly and severally, agree to pay to each of the Agents and each Arranger for their own respective accounts, the non-refundable fees in the amounts and on the dates set forth in the Fee Letters.

               SECTION 3.3.3. Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for the pro rata account of the Issuer and each Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding on the aggregate undrawn amount of all Letters of Credit outstanding on such day, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans. The Borrowers further, jointly and severally, agree to pay to the Issuer for its own account, for each day on which there shall be any Letters of Credit outstanding, an issuance fee in an amount equal to 1/4 of 1% per annum of the Stated Amount of such Letters of Credit. All such fees shall be payable in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

               SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall in good faith determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligation of such Lender to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

               SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have reasonably determined that

                    (a) Dollar  certificates of deposit or Dollar  deposits,  as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                    (b) by reason of circumstances  affecting the Administrative
               Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type,

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after there is a change in circumstances which makes such notice inapplicable.

               SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrowers, jointly and severally, agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers, and the Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay such additional amounts, directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers.

               SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                    (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                    (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                    (c) any Loans not being  continued  as, or  converted  into,
               LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, and the Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay, within five days of its receipt thereof, directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers.

               SECTION 4.5.  Increased  Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender (including as Issuer) or any Person controlling such Lender, and such Lender determines (in its reasonable business judgement) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall be jointly and severally obligated to immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable business judgement) shall deem applicable.

               SECTION 4.6.  Taxes.

                    (a) All payments by a Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts, in the case of each such exclusion as a result of a connection between such Lender and the relevant taxing jurisdiction other than solely by reason of such Lender having performed its obligations under this Agreement or any Note (not including by having a lending or similar office in the rele-vant taxing jurisdiction) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers shall be jointly and severally obligated to

                        (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                        (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                        (iii) pay to the Administrative Agent for the account of
                    the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Agent or any Lender with respect to any payment received by any such Agent or such Lender hereunder, such Agent or such Lender may pay such Taxes and the Borrowers shall be jointly and severally obligated to promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

                    (b) Notwithstanding any other provision of this Section 4.6,
               (i) the  Borrowers  shall  not be  required  to pay  any  amounts pursuant to this Section 4.6 in respect of U.S. federal withholding taxes (other than to the extent imposed as a result of a change in law enacted after the date hereof) and (ii) the Borrowers shall have no obligation to make any greater payment under this Section 4.6 to or with respect to any Assignee Lender than the Borrowers would have been obligated to make to or with respect to the relevant assignor or transferor Lender with respect to the rights assigned or transferred (other than as a result of a change in law enacted after the time of the assignment or transfer).

                    (c) If any  Borrower  fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall, jointly and severally, indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

                    (d) Each Lender shall, prior to the due date of any payments in respect of the Loans, execute and deliver to the Borrowers and the Administrative Agent, one or more (as the Borrowers or the Administrative Agent may reasonably request) (i) either (x) if such Lender is organized under the laws of a jurisdiction other than the United States or a State thereof, then (x) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (A) United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) United States Internal Revenue Service Form W-8, or successor applicable form, as the case may be or, if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is claiming exemption from U.S. Federal withholding tax under
               Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by any Borrower under this Agreement and the other Loan Documents; or (y) if such Lender is organized under the laws of the United States or a State thereof, then United States Internal Revenue Service Form W-9, or successor applicable form, as the case may be, and (ii) copies of replacements of any such forms on or before the date that any such forms expire or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder. Each Person that shall become a Lender shall, upon the effectiveness of the related transfer, be required to provide all of the forms required pursuant to this Section 4.6.

                    (e) To the  extent  that any  Borrower  pays  any  indemnity payment or additional amount pursuant to Section 4.6(a) and any Lender receives a refund of the Tax that such Lender determines, in its good faith judgment, is allocable to any or all such sums, then such Lender shall promptly pay over all such refunded sums to such Borrower. Nothing in this Section 4.6 shall require a Lender to disclose or detail the basis of its determination of the amount of any such refund that is allocable to an indemnity payment or additional amount paid by any Borrower hereunder, or otherwise to disclose to any Borrower its tax returns or other confidential or proprietary fiscal information.

                    (f) Any Lender claiming any indemnity  payment or additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

               SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of each Borrower pursuant to this Agreement or any other Loan Document shall be made by such Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

               SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                    (a) the amount of such selling Lender's required repayment to the purchasing Lender to
--

                    (b) the  total  amount  so  recovered  from  the  purchasing
Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

               SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) such Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of each Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

               SECTION 4.10. Change of Lending Office. Each Lender agrees that, if it makes any demand for payment under Section 4.3, 4.4, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will, if requested by the Borrowers, use its reasonable efforts (consistent with its internal policy and economic, legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce the need for the Borrowers to make payments under Section 4.3, 4.4, 4.5 or 4.6, or would eliminate or reduce the effect of any adoption or change of the type described in Section 4.1.

               SECTION 4.11. Replacement of Lenders. If any Lender (a "Subject Lender") makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Subject Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrowers may, within 30 days of receipt by the Borrowers of such demand or notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrowers and such Subject Lender in writing that the Replacement Lender is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan
Documents (including, without limitation, Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such Replacement Lender and
(ii) the purchase price paid by such Replacement Lender shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrowers shall issue replacement Note(s) (to the extent such Replacement Lender shall have requested replacement Note(s) pursuant to Sections 2.7 and 10.11.1) to such Replacement Lender and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

               SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

               SECTION 5.1.1. Resolutions, etc. The Arrangers shall have received from each Obligor (other than RC/Arby's and its Subsidiaries) a certificate, dated the Closing Date, of its Secretary, Assistant Secretary, general partner or member or manager, as applicable, as to (i) resolutions of its board of directors (or other managing body, in the case of an entity other than a corporation) or committee of such board of directors or managing body then in full force and effect authorizing the execution, delivery and per-formance of this Agreement and each other Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers or members authorized to act with respect to this Agreement and each other Loan Document executed by it, upon which certificate each Arranger, each Agent, each Lender and each Issuer may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, general partner, member or manager, as applicable, of an Obligor canceling or amending such prior certificate with respect to such Obligor.

               SECTION 5.1.2. Delivery of Notes. The Arrangers shall have received, for the account of each Lender that shall have requested a Note or Notes not less than three Business Days prior to the Closing Date, such Lender's Notes duly executed and delivered by the Borrowers.

               SECTION 5.1.3. Transaction Consummated. The Arrangers shall have received evidence satisfactory to each of them that all actions necessary to (i) consummate the Refinancing, (ii) establish and fund, in full, the RC/Arby's Notes Repayment Pledge Account and the Acquisition Escrow Account, (iii) consummate the Subordinated Notes Offering from which Holdco and Triarc Beverage shall receive gross proceeds of at least $300,000,000 and (iv) make the Triarc Dividend (to the extent to be made on the Closing Date) shall have been taken or completed in accordance with applicable law and the applicable Transaction Documents.

               SECTION 5.1.4. Closing Date Certificate. The Arrangers shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by the president, the chief executive, financial or accounting (or equivalent) Authorized Officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrowers made as of such date, and, at the time of delivery of such certificate, such statements shall in fact be true and correct in all material respects, together with all documents required to be attached thereto.

               SECTION 5.1.5. Transaction Documents, etc. The Arrangers shall have received fully executed copies of the Transaction Documents executed before or as of the Closing Date and drafts of the Transaction Documents to be executed after the Closing Date (together with certified executed copies as soon as available, which shall in each case not be materially different than such drafts), and, with respect to executed Transaction Documents, certified to be true and complete by an Authorized Officer of each Borrower. As of the Closing Date, the executed Transaction Documents shall have been in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction set forth in the Transaction Documents unless otherwise agreed to by the Arrangers.

               SECTION 5.1.6. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit
Extension); and all Liens securing payment of any such Indebtedness have been released and the Arrangers shall have received all UCC Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

               SECTION 5.1.7. Subsidiary Guaranty. The Arrangers shall have received executed counterparts of the Subsidiary Guaranty, dated as of the Closing Date, duly executed by an Authorized Officer of each Subsidiary Guarantor (other than Subsidiaries of RC/Arby's) in existence on the Closing Date (after giving effect to the Transaction).

               SECTION 5.1.8. Pledge Agreements. The Arrangers shall have re-ceived executed counterparts of

                    (a) the Holdco/Triarc Beverage Guaranty and Pledge Agreement, dated as of the Closing Date, duly executed by an Authorized Officer of each of Holdco and Triarc Beverage, together with

                        (i) certificates evidencing all of the issued and outstanding shares of Capital Stock of Triarc Beverage, Snapple, Mistic and Cable Car, which certificates shall in each case be accompanied by undated stock powers duly executed in blank; and

                        (ii) all Pledged Notes (as defined in such Pledge Agreement), if any, evidencing Indebtedness payable to Holdco and Triarc Beverage, accompanied by undated note powers duly executed in blank, together with UCC financing statements (Form UCC-1) (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Agents may reasonably request;

                    (b) the Borrower Pledge  Agreement,  dated as of the Closing
               Date, duly executed by an Authorized Officer of each Borrower, together with

                        (i) certificates evidencing (A) all of the issued and outstanding shares of Capital Stock of each direct U.S. Subsidiary of each Borrower (other than Subsidiaries of RC/Arby's) and (B) 65% of the total combined voting power of all classes of Capital Stock entitled to vote of each direct non-U.S. Subsidiary of each Borrower, in each case accompanied by undated stock powers duly executed in blank; and

                        (ii) all Pledged Notes (as defined in such Pledge Agreement), if any, evidencing Indebtedness payable to the Borrowers, accompanied by undated note powers duly executed in blank, together with UCC financing statements (Form UCC-1) (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Agents may reasonably request;

                    (c) the Subsidiary Pledge Agreement, dated as of the Closing
               Date, duly executed by an Authorized Officer of each Subsidiary Guarantor (other than Subsidiaries of RC/Arby's) in existence on the Closing Date (after giving effect to the Transaction) which in turn has any Subsidiary or Subsidiaries, together with

                        (i) certificates evidencing (A) all of the issued and outstanding shares of Capital Stock of each direct U.S. Subsidiary of each Subsidiary Guarantor and (B) 65% of the total combined voting power of all classes of Capital Stock entitled to vote of each direct non-U.S. Subsidiary of each Subsidiary Guarantor, in each case accompanied by undated stock powers duly executed in blank; and

                        (ii) all Pledged Notes (as defined in such Pledge Agreement), if any, evidencing Indebtedness payable to such Subsidiary Guarantors, accompanied by undated note powers duly executed in blank, together with UCC financing statements (Form UCC-1) (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Agents may reasonably request;

provided, however, that if any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Arrangers shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

               SECTION 5.1.9. Security Agreements. The Arrangers shall have received executed counterparts of the Borrower Security Agreement and the Sub-sidiary Security Agreement, each dated as of the Closing Date, duly executed by the applicable Obligors, together with

                    (a) acknowledgment copies of properly filed UCC financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Arrangers, naming such Obligors as the debtors and the Administrative Agent (on behalf of the Secured Parties) as the secured party, or other similar instruments or documents, filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Arrangers, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements;

                    (b) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens (other than Liens permitted to exist under the Loan Documents) of any Person

                        (i) in any collateral described in the Security Agree-ments previously granted by any Person, and

                        (ii) securing any of the Indebtedness identified in Item
                    7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

               together with such other UCC termination statements (Form UCC-3) as the Arrangers may reasonably request from such Obligors; and

                    (c) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Arrangers, dated a date reasonably near to the Closing Date, listing all effective financing statements which name such Obligors (under their present names and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements.

               SECTION 5.1.10. UCC Filing Service. All UCC financing statements (Form UCC-1), termination statements (Form UCC-3) or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company reasonably acceptable to the Arrangers (the "Filing Agent"). The Filing Agent shall have acknowledged in writing reasonably satisfactory to the Arrangers and their counsel (i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing with appropriate filing offices therefor or will be submitted for filing in such appropriate offices within 10 days of the Closing Date and (iii) that the Filing Agent will notify the Arrangers and their counsel of the result of such submissions within 30 days of the Closing Date.

               SECTION 5.1.11. Financial Information, etc. The Arrangers shall have received, with counterparts for each Lender,

                    (a) (i) the audited consolidated income and cash flow statements and balance sheets of RC/Arby's for the fiscal years ended December 31, 1995 (with respect to the income and cash flow statements only), December 31, 1996 and December 28, 1997, and of Triarc Beverage for the fiscal year ended December 28, 1997;
               (ii) the audited combined income and cash flow statements and balance sheets of Holdco, RC/Arby's, Triarc Beverage and Cable Car and their respective Subsidiaries for the fiscal years ended December 31, 1995 (with respect to the income and cash flow statements only), December 31, 1996 and December 28, 1997;
               (iii) the unaudited combined income and cash flow statements and balance sheet of Holdco, RC/Arby's, Triarc Beverage and Cable Car and their respective Subsidiaries for the nine month period ended September 27, 1998; (iv) the unaudited consolidated income and cash flow statements and balance sheets of each of RC/Arby's, Triarc Beverage and Cable Car for the nine month period ended September 27, 1998; and (v) the unaudited internal consolidated income statements and balance sheets of each of Arby's and Royal Crown for the nine month period ended September 27, 1998;

                    (b) a pro forma  combined  balance  sheet of Holdco  and its
               Subsidiaries as of November 22, 1998 (the "Pro Forma Balance Sheet"), certified by the chief financial Authorized Officer of Holdco, giving effect to the consummation of the Transaction and reflecting the proposed legal and capital structures of Holdco and its Subsidiaries, which legal and capital structures shall be satisfactory in all respects to the Arrangers; and

                    (c) a Borrowing  Base  Certificate  calculated as of January
               31, 1999.

              SECTION 5.1.12.  Solvency, etc.  The Arrangers shall have received

                    (a) an opinion letter from Valuation Research Corporation or another independent valuation firm reasonably satisfactory to the Arrangers, addressed to the Arrangers, the Agents and the Lenders and dated the Closing Date, as to the solvency of each of Holdco and its Subsidiaries, taken as a whole, and the Beverage Companies and their respective Subsidiaries, taken as a whole, immediately after giving effect to the Transaction and the initial Credit Extension, which opinion letter shall be in form, substance and scope reasonably satisfactory to the Arrangers; and

                    (b) a Solvency Certificate,  dated the Closing Date, in form and substance reasonably satisfactory to the Arrangers, duly executed by the president, the chief executive or the chief financial Authorized Officer of Holdco.

               SECTION 5.1.13. Opinions of Counsel. The Arrangers shall have received opinions, addressed to the Arrangers, the Agents and the Lenders, from

                    (a) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the
               Obligors, in form and substance reasonably satisfactory to the Arrangers;

                    (b) Fish & Neave, intellectual property counsel to the Obligors, in form and substance reasonably satisfactory to the Arrangers; and

                    (c) Sonnenschein,  Nath & Rosenthal,  California  counsel to the Obligors, in form and substance reasonably satisfactory to the Arrangers;

                    (d) Holland & Knight,  Florida  counsel to the Obligors,  in form and substance reasonably satisfactory to the Arrangers;

                    (e) Piper & Marbury,  Maryland  counsel to the Obligors,  in form and substance reasonably satisfactory to the Arrangers;

                    (f)   Kirkpatrick,   Lockhart,   Johnson   and   Hutchinson,
               Pennsylvania counsel to the Obligors, in form and substance reasonably satisfactory to the Arrangers;

                    (g) Honigman Miller Schwartz, Michigan counsel to the Obligors, in form and substance reasonably satisfactory to the Arrangers;

                    (h) Riker, Danzig, Scherer, Hyland & Perretti LLP, New Jersey counsel to the Obligors, in form and substance reasonably satisfactory to the Arrangers; and

                    (i) Gary Lyons,  General Counsel to certain of the Obligors, in form and substance reasonably satisfactory to the Arrangers.

               SECTION 5.1.14. Reliance Letters. The Arrangers shall have received reliance letters, each dated the Closing Date and addressed to the Arrangers, the Agents and the Lenders, in respect of each of the legal opinions delivered by issuers' counsel in connection with the Subordinated Notes Offering.

               SECTION 5.1.15. Insurance. The Arrangers shall have received evidence satisfactory to each of them of the existence of insurance maintained in compliance with Section 7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Secured Parties, in respect of all proceeds payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Arrangers.

               SECTION 5.1.16. RC/Arby's Notes Repayment. The Arrangers shall have received evidence satisfactory to each of them that, in connection with the RC/Arby's Notes Repayment, (i) notice thereof has been properly delivered to the trustee on behalf of the holders of the RC/Arby's Notes, (ii) sufficient funds therefor have been placed in the RC/Arby's Notes Repayment Pledge Account in accordance with the terms of the RC/Arby's Notes Repayment Pledge Agreement,
(iii) the date of the RC/Arby's Notes Repayment in such notice is a date occurring no later than 35 days subsequent to the Closing Date, and (iv) the Administrative Agent, on behalf of the Secured Parties, shall have received a first priority, perfected security interest in the amounts held in the RC/Arby's Notes Repayment Pledge Account.

               SECTION 5.1.17. Closing Fees, Expenses, etc. The Arrangers shall have received for their own accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable under the Fee Letters or pursuant to Sections 3.3 and 10.3, if then invoiced.

               SECTION 5.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

               SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

                    (a) the  representations and warranties set forth in Article
               VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                    (b) (i) except as disclosed  by the  Borrowers to the Agents and the Lenders pursuant to Section 6.7(i), no labor controversy, litigation, arbitration, action or governmental investigation or proceeding shall be pending or, to the knowledge of any Borrower, overtly threatened against any Borrower or any of its Subsidiaries, or any of their respective properties, which could reasonably be expected to have a Material Adverse Effect, and
               (ii) no development shall have occurred in any labor controversy, litigation, arbitration, action or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect;

                    (c) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) the Letter of Credit Outstandings does not exceed the lesser of the Revolving Loan Commitment Amount (as then in effect) or the then existing Borrowing Base Amount; and

                    (d) no Default shall have then  occurred and be  continuing, and no Borrower or any other Material Obligor is in material violation of any material law or governmental regulation or court order or decree.

               SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request or an Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the applicable Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 5.2.1 are true and correct.

               SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Arrangers and their counsel; and the Arrangers and their counsel shall have received all information, approvals, opinions, documents or instruments as the Arrangers or their counsel may reasonably request.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

               In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrowers jointly and severally represent and warrant unto the Agents, each Issuer, and each Lender as set forth in this Article VI.

               SECTION 6.1. Organization, etc. Each Borrower and each of its Subsidiaries is validly organized and existing and in good standing under the laws of the jurisdiction of its organization (except no representation is made as to the good standing of any Subsidiary organized under the laws of any jurisdiction in which there is no concept of good standing), is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

               SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such other Obligor's participation in the consummation of the Transaction are within each such Borrower's and each such Obligor's powers, have been duly authorized by all necessary corporate or limited liability company action, and do not

                    (a) contravene such Borrower's or any such Obligor's Or-ganic Documents;

                    (b) contravene any material contractual restriction,  law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

                    (c) result in, or require the creation or imposition of, any
               Lien (other than Liens permitted under the Loan Documents) on any of such Borrower's or any other Obligor's properties.

               SECTION 6.3. Government Approval, Regulation, etc. No material authorization or approval or other action by, and no material notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party, or for such Borrower's and each such other Obligor's participation in the consummation of the Transaction (and, on the Closing Date, only with respect to the parts of the Transaction to be completed on or prior to the Closing Date), except as have been duly obtained or made and are in full force and effect. None of the Borrowers nor any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               SECTION 6.4. Validity, etc. This Agreement constitutes, and each Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               SECTION 6.5. Financial Information. Each of the financial statements delivered pursuant to clauses (a) and (b) of Section 5.1.11 has been prepared in accordance with GAAP consistently applied (other than clause (a)(v) of Section 5.1.11), and presents fairly the consolidated financial condition of the Persons covered thereby as at the date thereof or the results of their operations for the periods then ended, subject in the case of interim financial statements to the lack of footnotes and to normal year end audit adjustments.

               SECTION 6.6. No Material Adverse Effect. Since December 31, 1997, there has been no event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

               SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Borrower, overtly threatened labor controversy, litigation, arbitration, action or governmental investigation or proceeding affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which (i) would contest the consummation of the Transaction or (ii) could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No materially adverse development has occurred in any labor controversy, litigation, arbitration, action or governmental investigation or proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

               SECTION 6.8. Subsidiaries. The Borrowers have no Subsidiaries, except those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are created or permitted to have been acquired in accordance with Section 7.2.5.

               SECTION 6.9. Ownership of Properties. Each Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than any Lien, charge or claim (i) which is permitted under Section 7.2.3 or (ii) which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               SECTION 6.10. Taxes. Each Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               SECTION 6.11.  Pension and Welfare Plans.  Except as disclosed in
Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

               SECTION 6.12.  Environmental  Warranties.  Except as set forth in
Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

                    (a) all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower or its Subsidiaries in material compliance with all Environmental Laws;

                    (b) there have been no past, and there are no pending or, to the knowledge of any Borrower, threatened (i) claims, complaints, notices or requests for information received by any Borrower or any of its Subsidiaries with respect to any alleged material violation of any Environmental Law, or (ii) complaints, notices or inquiries to any Borrower or any of its Subsidiaries regarding potential material liability under any Environmental Law, in each case which have not been disclosed in writing and in reasonable detail to the Arrangers;

                    (c) there have been no Releases of Hazardous  Materials  at, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (d) the  Borrowers and their  Subsidiaries  have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                    (e) no  property  now or  previously  owned or leased by any
               Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on (x) the National Priorities List pursuant to CERCLA, or (y) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up to the extent, in the case of this clause (y), such listing or proposed listing could reasonably be expected to have a Material Adverse Effect;

                    (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (g) no Subsidiary  of any Borrower has directly  transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against such Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                    (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Borrower or any Subsidiary of any Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                    (i) no conditions  exist at, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

               SECTION 6.13. Regulations U and X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

               SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in writing to the Arrangers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of any Borrower to the Arrangers or any Lender will be true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information in light of the circumstances when made not materially mislead-ing.

               SECTION 6.15. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss. 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, each Borrower and each Subsidiary Guarantor is Solvent.

               SECTION 6.16. Year 2000. Each Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program (which program is expected to be completed and in place by January 1, 2000) to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII

                                   COVENANTS

               SECTION 7.1. Affirmative Covenants. The Borrowers jointly and severally agree with each of the Agents, each Arranger, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform the obligations set forth in this Section 7.1.

               SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrowers will furnish, or will cause to be furnished, to each Lender and the Agents copies of the following financial statements, reports, notices and information:

                    (a) as soon as  available  and in any  event  within 20 days after the end of each Fiscal Month of each Fiscal Year of Holdco,
               (i) with respect to each of the Beverage Companies, case sales and revenues for such Fiscal Month, and (ii) with respect to Arby's and its Subsidiaries, revenues and total units open (including the number of units opened and closed for each brand) for such Fiscal Month, in each case certified by the chief financial or chief accounting Authorized Officer of Holdco;

                    (b) as soon as  available  and in any  event  within 55 days after the end of the first three Fiscal Quarters of each Fiscal Year of Holdco, consolidated (and consolidating, but only with respect to (i) Triarc Beverage, Snapple, Mistic, Cable Car and each of their Subsidiaries, taken as a whole, (ii) Royal Crown and its Subsidiaries, taken as a whole, and (iii) Arby's and its Subsidiaries, taken as a whole) balance sheets of Holdco and its Subsidiaries as at the end of such Fiscal Quarter and consolidated (and consolidating, but only with respect to (i) Triarc Beverage, Snapple, Mistic, Cable Car and each of their Subsidiaries, taken as a whole, (ii) Royal Crown and its Subsidiaries, taken as a whole, and (iii) Arby's and its Subsidiaries, taken as a whole) statements of earnings and cash flow of Holdco and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or chief accounting Authorized Officer of Holdco;

                    (c) as soon as  available  and in any event  within 110 days after the end of each Fiscal Year of Holdco, a copy of the annual audit report for such Fiscal Year for Holdco and its Subsidiaries, including therein consolidated balance sheets of Holdco and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Holdco and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Arrangers and the Required Lenders by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Arrangers and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it, together with copies of unaudited consolidating balance sheets and consolidating statements of earnings and cash flows for such Fiscal Year of (i) Triarc Beverage, Snapple, Mistic, Cable Car and each of their Subsidiaries, taken as a whole, (ii) Royal Crown and its Subsidiaries, taken as a whole, and (iii) Arby's and its Subsidiaries, taken as a whole;

                    (d) together with the delivery of the financial  information required pursuant to clause (b) or clause (c), a Compliance Certificate, executed by the chief financial or chief accounting Authorized Officer of Holdco, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Arrangers) compliance with the financial covenants set forth in Section 7.2.4;

                    (e) as  soon  as  possible  and in any  event  within  three
               Business Days after any Borrower has knowledge (or could reasonably be expected to have knowledge) of the occurrence of any Default, a statement of the chief financial Authorized Officer of such Borrower setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto;

                    (f) as  soon  as  possible  and in any  event  within  three
               Business Days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                    (g) promptly after the sending or filing thereof,  copies of all reports which any Borrower, Triarc Beverage or Holdco sends to any of the holders of any class of its debt securities or public equity securities, and all reports and registration statements which any Borrower, Triarc Beverage or Holdco or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                    (h) promptly upon becoming  aware of the  institution of any steps by any Borrower, Triarc Beverage, Holdco or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Borrower, Triarc Beverage or Holdco furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower, Triarc Beverage or Holdco of any material liability, fine or penalty, or any material increase in the contingent liability of any
               Borrower, Triarc Beverage or Holdco with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                    (i) promptly when  available and in any event within 60 days following the last day of each Fiscal Year of Holdco, quarterly financial projections for Holdco and its Subsidiaries (including case sales for each of the Beverage Companies), on a consolidated (and consolidating, but only with respect to (i) Triarc Beverage, Snapple, Mistic, Cable Car and each of their Subsidiaries, taken as a whole, (ii) Royal Crown and its Subsidiaries, taken as a whole, and (iii) Arby's and its Subsidiaries, taken as a whole) basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or operating officer of Holdco;

                    (j) within 20 days  after the end of each  Fiscal  Month,  a
               Borrowing Base Certificate that is calculated as of the last day of such Fiscal Month; and

                    (k) such  other  information  respecting  the  condition  or operations, financial or otherwise, of Holdco, Triarc Beverage, any Borrower or any of its Subsidiaries as any Lender through any Agent may from time to time reasonably request.

               SECTION 7.1.2. Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) the maintenance and preservation of its legal existence and qualification as a foreign entity, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               SECTION 7.1.3. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties necessary and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except when the failure to maintain, preserve, protect and keep its properties could not reasonably be expected to have a Material Adverse Effect.

               SECTION 7.1.4. Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon written request of the Agents, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.

               SECTION 7.1.5. Books and Records. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents and each Lender or any of their respective representatives, at reasonable times and intervals, during normal business hours to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such in-dependent public accountant, upon the occurrence and during the continuance of any Default or Event of Default, to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present, and if no Default or Event of Default has occurred and is continuing, only if a representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other records. The Borrowers shall pay any fees of such indepen-dent public accountant incurred in connection with any Agent's or any Lender's exercise of its rights pursuant to this Section. The Agents and the Lenders agree that they shall use reasonable efforts to minimize interference with the business of any Borrower or any of its Subsidiaries.

               SECTION 7.1.6. Environmental Covenant. Each Borrower will, and will cause each of its Subsidiaries to,

                    (a) use and operate all of its  facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                    (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect; and

                    (c) provide such  information and  certifications  which the
               Agents may reasonably request from time to time to evidence compliance with this Section 7.1.6.

               SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Subsidiary of any Borrower or Triarc Beverage, or upon any Obligor acquiring additional Capital Stock of any existing Subsidiary of any Borrower or Triarc Beverage, the Borrowers shall notify the Agents of such acquisition, and

                    (a) the Borrowers  shall promptly  cause such  Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property with a fair market value in excess of $1,500,000, a Mortgage), together with acknowledgment copies of UCC financing statements (Form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the
               Administrative Agent as the secured party, or other similar instruments or documents, filed under the UCC and any
               other   applicable  recording   statutes,  in   the   case   of
               real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); provided, however, that, subject to clause (l) of Section 7.2.2, in the event that any newly-acquired Subsidiary has any outstanding Indebtedness which is secured by a Lien or is subject to a negative pledge ("Assumed Restricted Debt") which Indebtedness, Lien or negative pledge, as the case may be, was in existence prior to the time such Person became a Subsidiary (and which was not created in contemplation of this Section), no such security interest or other Lien shall be required hereunder in respect of such Subsidiary's assets subject to such negative pledge; and

                    (b) the Borrowers  shall  promptly  deliver,  or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by Holdco, Triarc Beverage, such Borrower or any Subsidiary of Holdco, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Subsidiary Guaranty or a supplement to the Subsidiary Security Agreement, nor will Holdco, Triarc Beverage, such Borrower or any Subsidiary of Holdco be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a first tier Non-U.S. Subsidiary entitled to vote.

               SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

                    (a) Prior to entering into any new lease (as lessee) of real property  or  renewing  any  existing  lease  as  lessee  of real property following the Closing Date, each Borrower shall, and shall cause each of its U.S. Subsidiaries to, use all commercially reasonable efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by such Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of such Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $1,500,000.

                    (b) In the  event  that any  Borrower  or any of their  U.S.
               Subsidiaries shall acquire any real property having a value as determined in good faith by the Agents in excess of $1,500,000 in the aggregate, such Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with

                        (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

                        (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.2.3 or as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                        (iii) such other  approvals,  opinions,  or documents as
                    the Agents may reasonably request; and

                    (c) In  accordance  with the  terms and  provisions  of this
               Agreement and the other Loan Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (including motor vehicles but excluding leases of real property).

               SECTION 7.1.9. Use of Proceeds, etc. The Borrowers shall apply the proceeds of

                    (a) the Term Loans

                        (i) in connection with the Refinancing and  concurrently
                    with  the  initial  Credit  Extension  hereunder,   to  make
                    payment, together with the funds made available from the proceeds of the Subordinated Notes Offering, in full of all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                        (ii) in connection with the Acquisition, to make payment
                    in full of the Borrowers' obligations under the Acquisition Agreement; provided, however, that, to the extent the Acquisition is not consummated on or prior to the Closing Date, a portion (which shall not exceed $17,250,000) of the Term C Loans otherwise allocable to the Borrowers for use in connection with the Acquisition shall be funded into the Acquisition Escrow Account to be used by the Borrowers in accordance with Section 7.1.12;

                        (iii)  to fund a portion of the Triarc Dividend;

                        (iv) in connection with the RC/Arby's  Notes  Repayment,
                    together with funds made available from the proceeds of the Subordinated Notes Offering, to fund the RC/Arby's Notes Repayment Pledge Account to be used to redeem the RC/Arby's Notes;

                        (v) to pay reasonable  costs,  fees and expenses related
                    to the Transaction (provided, that the aggregate amount of such costs, fees and expenses shall not exceed $35,000,000); and

                    (b) the Revolving Loans, Swing Line Loans, Letters of Credit
               and any immaterial excess proceeds of the Term Loans not otherwise used in accordance with clause (a) above, for general corporate and working capital purposes of the Borrowers and their Subsidiaries.

               SECTION 7.1.10. Hedging Obligations. Within six months following the Closing Date, the Borrowers shall provide the Arrangers with evidence reasonably satisfactory to them that the Borrowers have entered into interest rate swap, cap, collar or similar arrangements designed to protect such Borrowers against fluctuations in interest rates with respect to at least 50% of the then outstanding aggregate principal amount of the Term Loans for a minimum period of three years with terms reasonably satisfactory to such Borrowers and the Arrangers.

               SECTION 7.1.11. RC/Arby's Notes Repayment; Execution and De-livery of Loan Documents. (a) Within 35 days of the Closing Date, the Borrowers shall consummate the RC/Arby's Notes Repayment.

               (b) Upon the consummation of the RC/Arby's Notes Repayment, each Borrower shall, and shall cause RC/Arby's and each of its Subsidiaries to, (i) execute and deliver all appropriate Loan Documents and (ii) take all other necessary and appropriate actions, in each case in accordance with Sections
7.1.7 and 7.1.8, as if RC/Arby's and each such Subsidiary were a newly-acquired Subsidiary, including the delivery of legal opinions in form and substance reasonably satisfactory to the Arrangers.

               SECTION 7.1.12. Consummation of Acquisition; Prepayment of Term C Loans. If the Acquisition is not completed on or prior to the Closing Date, within 45 days of the Closing Date (the "Consummation Date"), the Borrowers shall, in accordance with the terms hereof and of the Acquisition Agreement and the Acquisition Escrow Agreement, use the amounts deposited in the Acquisition Escrow Account to consummate the Acquisition; provided, however, that, to the extent the Borrowers shall not have consummated the Acquisition on or prior to the Consummation Date, the Borrowers shall use the amounts deposited in the Acquisition Escrow Account to prepay the Term C Loans pursuant to clause (g) of
Section 3.1.1.

               SECTION 7.1.13. Additional Post-Closing Items. Within 45 days of the Closing Date, the Borrowers shall deliver or shall caused to be delivered to the Agents a Mortgage on the concentrate manufacturing facility owned by Royal Crown located in Columbus, Georgia, together with legal opinions and other documentation reasonably requested by the Agents in connection therewith.

               SECTION 7.2. Negative Covenants. The Borrowers jointly and severally agree with each of the Agents, each Arranger, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of Borrowers will perform the obligations set forth in this Section 7.2.

               SECTION 7.2.1. Business Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business activity, except for the Business.

               SECTION 7.2.2. Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                    (a) Indebtedness in respect of the Loans and other Obliga-tions;

                    (b) until the Closing Date,  Indebtedness identified in Item
               7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                    (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                    (d) Indebtedness existing as of the Closing Date arising pursuant to the take-or-pay contracts identified in Item 7.2.2(d) ("Take-or-Pay Liabilities") of the Disclosure Schedule and arising from future take-or-pay contracts; provided that the aggregate amount in respect of such Indebtedness at any time outstanding shall not exceed $5,000,000;

                    (e) Indebtedness in respect of (i) the senior subordinated guarantees provided in connection with the Subordinated Notes; provided that the aggregate principal amount in respect of such Indebtedness at any time outstanding shall not exceed $300,000,000 and (ii) subordinated intercompany loans made by Holdco and Triarc Beverage in an aggregate principal amount not to exceed the gross proceeds of the Subordinated Notes;

                    (f) Hedging  Obligations  of the  Borrowers  or any of their
               Subsidiaries in respect of the Loans;

                    (g) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding which is incurred by the Borrowers or any of their Subsidiaries (i) to finance the acquisition of any assets permitted to be acquired pursuant to
               Section 7.2.7, (ii) in respect of Capitalized Lease Liabilities (but only to the extent otherwise permitted by Section 7.2.7) or
               (iii) in respect of purchase money obligations;

                    (h) unsecured  Indebtedness  incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                    (i) unsecured intercompany Indebtedness of any Borrower owing to any other Borrower or to any Subsidiary Guarantor, or Indebtedness of any wholly-owned U.S. Subsidiary of any Borrower or, so long as the Arby's Securitization Residual Payment has not been made, Arby's or any of its wholly-owned U.S. Subsidiaries, owing to any Borrower or any Subsidiary Guarantor; provided, that any Indebtedness of Arby's and its Subsidiaries or Royal Crown and its Subsidiaries, as the case may be, to any Borrower or any such Subsidiary Guarantor incurred after the Closing Date shall, upon consummation of the Arby's Securitization Residual Payment or the Royal Crown Disposition, as applicable, be either (x) re-paid in full or (y) to the extent not so repaid be deemed an In-vestment in such entities if such Investment would be permit-ted under Section 7.2.5;

                    (j) other Indebtedness of the Borrowers and their Subsidiaries in an aggregate amount at any time outstanding not to exceed (x) $15,000,000 during the first four full Fiscal Quarters following the Closing Date and (y) without duplication, $30,000,000 thereafter;

                    (k) unsecured obligations of Arby's in respect of amounts due and owing from Arby's to holders of stock options issued pursuant to the Arby's Stock Option Plan; and

                    (l) Indebtedness  representing  Assumed  Restricted Debt and assumed unsecured Indebtedness of a newly-acquired Subsidiary that was in existence prior to the time such Person became a Subsidiary; provided that the aggregate principal amount in respect of such Indebtedness at any time outstanding shall not exceed $10,000,000;

provided, however, that in any such case (i) no Indebtedness otherwise permitted by clauses (g), (h), (i), (j) or (l) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing and
(ii) any Indebtedness permitted by clauses (c) and (e) may be refinanced, refunded, renewed or extended, provided that, in either such case, (A) the principal amount of outstanding Indebtedness is not increased, (B) neither the tenor nor the average life thereof is reduced, (C) the respective primary obligor(s) shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (D) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of such refinancing Indebtedness), (E) the refinancing Indebtedness is subordinated to the same degree (including any defaults or conditions to an event of default relating to any subordination provisions therein), if any, as the Indebtedness being refinanced and (F) the holders of such refinancing Indebtedness are not afforded other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced.

               SECTION 7.2.3. Liens. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for the following:

                    (a) Liens securing payment of the Obligations or any Hedging
               Obligations in respect of the Loans owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

                    (b) (i) until the Closing Date,  Liens  securing  payment of
               Indebtedness of the type permitted and described in clause (b) of
               Section 7.2.2, and (ii) Liens existing as of the Closing Date which are identified in Item 7.2.3(b) ("Ongoing Liens") of the Disclosure Schedule;

                    (c) Liens securing payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2 and identified in Item 7.2.3(c) ("Additional Liens") of the
               Disclosure Schedule, and replacement Liens securing any Indebtedness refinanced as permitted by clause (ii) of the proviso to Section 7.2.2 (provided that no such replacement Lien shall cover any property in addition to the property covered by the original Lien);

                    (d) Liens granted to secure payment of  Indebtedness  of the type permitted and described in clause (g) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                    (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

                    (f) Liens of suppliers, carriers,  warehousemen,  mechanics, materialmen, repairmen and landlords incurred in the ordinary course of business for sums not overdue for more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

                    (g) Liens  incurred  in the  ordinary  course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                    (h) attachment or judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                    (i) Liens  with  respect to  leases,  subleases,  easements, rights-of-way, restrictions and other similar encumbrances which, individually or in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Borrower or any of its Subsidiaries of the properties encumbered thereby in the or-dinary course of their business; and

                    (j)  Liens  in  respect  of  any  Assumed   Restricted  Debt
               permitted pursuant to clause (l) of Section 7.2.2.

                    SECTION 7.2.4.  Financial Covenants.

                    (a) Minimum  Net Worth.  The  Borrowers  will not permit Net
               Worth at any time to be less than an aggregate amount equal to negative $189,000,000, plus an amount equal to 50% of cumulative Net Income from the Closing Date to the date of determination, less the amount by which stockholders equity of Holdco is reduced in accordance with GAAP as a result of the Arby's Securitization Residual Payment, if made.

                    (b) Leverage Ratio. The Borrowers will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                        Period                        Leverage Ratio
                        ------                        --------------

                    1st Fiscal Quarter of
                    1999 Fiscal Year                       6.00:1

                    2nd Fiscal Quarter
               of                                          5.85:1
                    1999 Fiscal Year

                    3rd Fiscal Quarter
               of                                          5.75:1
                    1999 Fiscal Year

                    4th Fiscal Quarter of
                    1999 Fiscal Year
through
                    3rd Fiscal Quarter                     5.60:1
of
                    2000 Fiscal Year

                    4th Fiscal Quarter of
                    2000 Fiscal Year
               through
                                                           5.00:1
                    3rd Fiscal Quarter
               of
                    2001 Fiscal Year

                    4th Fiscal Quarter of
                    2001 Fiscal Year
               through
                    3rd Fiscal Quarter                     4.25:1
               of
                    2002 Fiscal Year

                    4th Fiscal Quarter of
                    2002 Fiscal Year
               through
                    3rd Fiscal Quarter                     3.75:1
               of
                    2003 Fiscal Year

                    4th Fiscal Quarter of
                    2003 Fiscal Year
               through
                    3rd Fiscal Quarter                     3.25:1
               of
                    2004 Fiscal Year

                    4th Fiscal Quarter of
                    2004 Fiscal Year
and each                                                   3.00:1
                    Fiscal Quarter
thereafter

            (c) Interest Coverage Ratio. The Borrowers will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                Interest Coverage
                  Period                             Ratio
                  ------                        -----------------

            1st Fiscal Quarter of
            1999 Fiscal Year through
            3rd Fiscal Quarter of
            1999 Fiscal Year                        1.80:1

            4th Fiscal Quarter of
            1999 Fiscal Year through
            3rd Fiscal Quarter of
            2000 Fiscal Year                        1.85:1

            4th Fiscal Quarter of 2000
            Fiscal Year through
            3rd Fiscal Quarter of
            2001 Fiscal Year                        2.10:1

            4th Fiscal Quarter of
            2001 Fiscal Year through
            3rd Fiscal Quarter of
            2002 Fiscal Year                        2.40:1

            4th Fiscal Quarter of
            2002 Fiscal Year through
            3rd Fiscal Quarter of
            2003 Fiscal Year                        2.75:1

            4th Fiscal Quarter of
            2003 Fiscal Year through
            3rd Fiscal Quarter of
            2004 Fiscal Year                        3.25:1

            4th Fiscal Quarter of
            2004 Fiscal Year and each
            Fiscal Quarter thereafter               3.50:1

            (d) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                           Fixed Charge Coverage
                  Period                           Ratio
                  ------                   ---------------------

            1st Fiscal Quarter of
            1999 Fiscal Year through
            3rd Fiscal Quarter of
            1999 Fiscal Year                       1.00:1

            4th Fiscal Quarter of
            1999 Fiscal Year through
            3rd Fiscal Quarter of
            2000 Fiscal Year                       1.05:1

            4th Fiscal Quarter of
            2000 Fiscal Year through
            3rd Fiscal Quarter of
            2001 Fiscal Year                       1.10:1

            4th Fiscal Quarter of
            2001 Fiscal Year and each
            Fiscal Quarter thereafter              1.15:1

      SECTION 7.2.5. Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Invest-ment in any other Person, except:

            (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b)  Cash Equivalent Investments;

            (c) Investments by any Borrower in any other Borrower, in any wholly-owned U.S. Subsidiary of any Borrower or, so long as the Arby's Securitization Residual Payment has not been made, in Arby's or any of its wholly-owned U.S. Subsidiaries, or by any Subsidiary Guarantor in any Borrower or in any wholly-owned U.S. Subsidiary of any Borrower (including, in each case, Investments made for purposes of creating newly formed wholly-owned U.S. Subsidiaries); provided, that any Investments in Arby's and its Subsidiaries or Royal Crown and its Subsidiaries incurred after the Closing Date shall, upon consummation of the Arby's Securitization Residual Payment or the Royal Crown Disposition, as applicable, be either (x) repaid in full or (y) to the extent not so repaid be deemed an Investment in such entities if such Investment would be otherwise permitted under this Section 7.2.5;

            (d) other Investments, together with the amount of any purchases made pursuant to clause (b)(ii) of Section 7.2.8, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

            (e)  Investments in the form of advances or loans to employees in an
      aggregate   principal  amount  not  to  exceed   $2,000,000  at  any  time
      outstanding;

            (f)  the Acquisition;

            (g) (i) Investments by Arby's or any of its Subsidiaries in one or more Arby's Securitization Entities (including the creation of such Arby's Securitization Entities) on or prior to the consummation of the Arby's Securitization in an amount that, together with all other Investments made pursuant to this clause (g)(i) from the Effective Date, does not exceed $15,000,000 in the aggregate; and (ii) non-cash Investments by Arby's or any of its Subsidiaries in any Arby's Securitization Residual Note and any contribution by Arby's or any of its Subsidiaries of Arby's Securitization Assets to any Arby's Securitization Entity;

            (h) Investments in any Person with any Net Disposition Proceeds permitted to be so invested pursuant to clause (c) of Section 3.1.1 and Investments in any Person with any Net Casualty Proceeds permitted to be so invested pursuant to clause (f) of Section 3.1.1;

            (i) stock, obligations or securities received in settlement of Indebtedness created in the ordinary course of business of up to $500,000 in aggregate principal amount in any Fiscal Year and owing to a Borrower or any Subsidiary of any Borrower or in satisfaction of judgments relating to such Indebtedness;

            (j) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received pursuant to clause (b) of Section 7.2.9;

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (c), (d), (e), (g), (h), (i) or (j) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

            (a) no Borrower will declare, pay or make any payment, dividend or distribution (in cash, property or obligations) on any shares of any class of its Capital Stock (now or hereafter outstanding) or on or in respect of any warrants, options or other rights with respect to any shares of any class of its Capital Stock (now or hereafter outstanding) (other than dividends or distributions (i) payable in its Capital Stock or warrants to purchase its Capital Stock or splitups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock or (ii) declared, payable or made to another Borrower) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of its Capital Stock (now or hereafter outstanding), or warrants, options or other rights with respect to any shares of any class of its Capital Stock (now or hereafter outstanding);

            (b) no Borrowers will, nor will it permit any of its Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt, or
      (ii) redeem, purchase or defease, any Subordinated Debt; and

            (c) no Borrower will, nor will it permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes;

provided, however, that notwithstanding the foregoing,

            (d) (x) the Borrowers may make payments to Triarc Beverage to allow Triarc Beverage to make payments in respect of stock options or in respect of the Capital Stock of Triarc Beverage issued upon the exercise of such stock options to the holders thereof pursuant to the Triarc Beverage Stock Option Plan and (y) Arby's may make payments in respect of stock options or in respect of the Capital Stock of Arby's issued upon the exercise of such stock options to the holders thereof pursuant to the Arby's Stock Option Plan, in each case if (i) the aggregate amount of all payments made pursuant to this clause (d) would not exceed (A) $5,000,000 in the twelve month period beginning on the Closing Date, (B) $7,500,000 in the twelve month period beginning on the first anniversary of the Closing Date and
      (C) $10,000,000 in each twelve month period beginning on the second anniversary of the Closing Date and each anniversary of the Closing Date thereafter; provided, however, that the aggregate amount of all such payments on and after the Closing Date shall not exceed $25,000,000 plus an amount equal to the net proceeds received by Triarc Beverage or Arby's after the Closing Date from the sale of Capital Stock (other than disqualified stock) pursuant to the Arby's Stock Option Plan or the Triarc Beverage Stock Option Plan; and (ii) no Default has occurred and is continuing or would occur as a result of any such payment;

            (e) the Borrowers may make payments to Triarc directly, or through Holdco and/or Triarc Beverage, which will forward such payments to Triarc, in such amounts as may be required pursuant to the Tax Sharing Agreement;

            (f) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrowers may make the Arby's Securitization Residual Payment to Triarc;

            (g) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrowers may declare and pay cash dividends to (i) Holdco and/or Triarc Beverage to the extent necessary to allow Holdco and/or Triarc Beverage to make scheduled interest payments on the Subordinated Notes (provided that any portion of the amounts required to pay such scheduled interest payments may be paid by the
      Borrowers to Holdco and/or Triarc Beverage as payments of interest on subordinated intercompany Indebtedness owed to Holdco and/or Triarc Beverage permitted pursuant to clause (e)(ii) of Section 7.2.2; and provided, further, that Holdco and/or Triarc Beverage promptly (and in any event within three Business Days following the payment of such cash dividend) applies any such cash dividend to such scheduled interest payment on the Subordinated Notes), and (ii) Holdco and Triarc Beverage, in an amount not to exceed $250,000 in any Fiscal Year, to the extent necessary to allow Holdco and Triarc Beverage to pay accounting and audit expenses, franchise taxes and other expenses (provided that any portion of the amount required to pay such expenses may be paid by the Borrowers to Holdco and/or Triarc Beverage on or prior to the date of such payment as payments of interest on subordinated intercompany Indebtedness owed to Holdco and/or Triarc Beverage);

            (h) so long as no Default has occurred or is continuing or would occur after giving effect thereto, the Borrowers and their Subsidiaries may make any and all payments, dividends or distributions contemplated in the Transaction including, without limitation, to Holdco (through Triarc Beverage if necessary) to allow Holdco to make the Triarc Dividend; and

            (i) Arby's may make non-cash repurchases of Capital Stock under the Arby's Stock Option Plan deemed to occur upon exercise of stock options under the Arby's Stock Option Plan to the extent that such Capital Stock represents a portion of the exercise price of such options.

      SECTION 7.2.7. Capital Expenditures, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, make or commit to make Capital Expenditures in any fiscal period set forth below, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such fiscal period:

            Closing Date
            through 1999 Fiscal Year            $9,500,000

            2000 Fiscal Year
            through 2001 Fiscal Year            $10,000,000 ($9,500,000 if the
                                                  Arby's Securitization Residual
                                                  Payment has been made)

            2002 Fiscal Year and each
            Fiscal Year thereafter              $11,000,000 ($10,500,000 if the
                                                  Arby's Securitization Residual
                                                  Payment has been made);

provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to 50% of the total amount of Capital Expenditures permitted to be made in such Fiscal Year, without giving effect to any carry-forward) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrowers to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrowers and their Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year without giving effect to such carry-forward).

      SECTION 7.2.8. Consolidation, Merger, Acquisitions, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

            (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may consolidate with or merge with and into, any Borrower, any wholly-owned U.S. Subsidiary of any Borrower or, so long as the Arby's Securitization Residual Payment has not been made, Arby's or any of its wholly-owned U.S. Subsidiaries, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by any Borrower, any wholly-owned U.S. Subsidiary of any Borrower or, so long as the Arby's Securitization Residual Payment has not been made, Arby's or any of its wholly-owned U.S. Subsidiaries;

            (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrowers or any of their Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if (i) permitted (without duplication) by Section 7.2.7 to be made as a Capital Expenditure, or if permitted (without duplication) by Section 7.2.5 to be made as an Investment, (ii) such purchase, together with any Investments made pursuant to clause (d) of Section 7.2.5, shall not at any one time outstanding exceed $20,000,000, or (iii) such purchase is made with Net Disposition Proceeds permitted pursuant to clause (c) of Section 3.1.1 or Net Casualty Proceeds permitted pursuant to clause (f) of Section 3.1.1; and

            (c) as permitted pursuant to Section 7.2.9.

      SECTION 7.2.9. Asset Dispositions, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any of their assets (including accounts receivable and Capital Stock of Subsidiaries (other than directors' qualifying shares)) to any Person, except for any such sale, transfer, lease, contribution or conveyance that is:

            (a) (i) in the ordinary course of its business, (ii) of obsolete or worn-out property, (iii) permitted by Section 7.2.8 or (iv) to another Borrower or a wholly-owned U.S.
      Subsidiary of any Borrower;

            (b) for fair market value and the consideration consists of no less than 80% in cash, cash equivalents or the assumption by the purchaser of Indebtedness of such Borrower or Subsidiary; provided that (i) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (b) does not exceed (individually or in the aggregate) $30,000,000 over the term of this Agreement and (ii) the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance are applied as a mandatory prepayment of the Loans to the extent required pursuant to clause (c) of Section 3.1.1;

            (c) (i) the issuance of Capital Stock and options pursuant to the Arby's Stock Option Plan or (ii) a payment on or in respect of stock options issued pursuant to the Arby's Stock Option Plan and is of the type described in clause (k) of Section 7.2.2 or is permitted pursuant to clause (d) of Section 7.2.6;

            (d) so long as no Default  has  occurred or is  continuing  or would occur after giving effect thereto, in connection with the consummation of the Arby's Securitization; provided that (i) the Arby's Securitization is consummated within nine months of the Closing Date; (ii) the Borrowers receive Net Disposition Proceeds of at least $300,000,000 (provided that such amount shall be increased, Dollar for Dollar, by the amount of Investments in excess of $5,000,000 made pursuant to clause (g)(i) of
      Section 7.2.5), by from the Arby's Securitization; (iii) all Net Disposition Proceeds from the first $350,000,000 (provided that such amount shall be increased, Dollar for Dollar, by the amount of Investments in excess of $5,000,000 made pursuant to clause (g)(i) of Section 7.2.5) of gross cash proceeds from the Arby's Securitization are applied as a mandatory prepayment of the Loans pursuant to clause (c) of Section 3.1.1;
      (iv) after giving effect to the Arby's Securitization including the use of proceeds thereunder, the Borrowers shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the consummation of the Arby's Securitization for which the relevant financial information has been delivered pursuant to clause (b) or clause (c) of Section 7.1.1; (v) an Authorized Officer of Holdco shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the Borrowers' compliance with the covenants set forth in
      Section 7.2.4 in reasonable detail) certifying as to the accuracy of clause (iv) above; (vi) the aggregate consideration received in such sale is at least equal to the aggregate fair market value of the assets sold, as determined by Holdco's board of directors in good faith; (vii) (A) neither Holdco nor any Subsidiary of Holdco retains any obligation (contingent or otherwise) (x) with respect to the assets so sold, (y) for the Indebtedness or other liabilities (contingent or otherwise) of any Arby's Securitization Entity purchasing such assets or (z) to subscribe
      for   additional   shares   of   Capital   Stock   or   make   any  addi-
      tional capital contribution or similar payment or transfer to any Arby's Securitization Entity or any other Person purchasing such assets or to maintain or preserve the solvency, financial condition, level of income or results of operations thereof and (B) no property of Holdco or any Subsidiary of Holdco is subject, directly or indirectly, to the satisfaction therefor (other than any such obligations or subjecting of property of Arby's or any Subsidiary of Arby's pursuant to customary representations, warranties and covenants made in connection with the sale of such assets and other than obligations to service such assets); and
      (viii) if the Arby's Securitization Residual Payment is not made, Arby's shall retain the right to license, on a non-exclusive royalty free basis, the trademarks included in the Arby's Securitization Assets, together with all rights listed in the definition of "Arby's Securitization Assets" with respect to such trademarks (other than ownership of such trademarks) in connection with franchise agreements not owned by any Arby's Securitization Entity;

            (e) of any of the assets identified in Item 7.2.9(e) ("Specified Assets") of the Disclosure Schedule for fair market value; provided, however, that if the Net Disposition Proceeds generated from the sale, transfer, lease, contribution or conveyance of any individual asset identified therein does not exceed $250,000, such Net Disposition Proceeds shall not be applied as a mandatory prepayment of the Loans pursuant to clause (c) of Section 3.1.1; or

            (f) so long as no Default has occurred or is continuing or would occur after giving effect thereto, (i) of the Capital Stock of Royal Crown to Triarc Beverage or (ii) the Royal Crown Disposition; provided that, in the case of this clause (ii), (A) the Net Disposition Proceeds generated thereby exceed $120,000,000 and such Net Disposition Proceeds are applied as a mandatory prepayment of the Loans to the extent required pursuant to clause (c) of Section 3.1.1, (B) after giving effect thereto, the Borrowers shall be in pro forma compliance with the covenants set forth in
      Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date thereof for which the relevant financial information has been delivered pursuant to clause (b) or clause (c) of Section 7.1.1,
      (C) an Authorized Officer of Holdco shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the Borrowers' compliance with the covenants set forth in
      Section 7.2.4 in reasonable detail) certifying as to the accuracy of clause (B) above, (D) the aggregate consideration received in such sale is at least equal to the aggregate fair market value of the Capital Stock or assets sold, as determined by Holdco's board of directors in good faith,
      (E) (1) neither Holdco nor any Subsidiary of Holdco retains any obligation (contingent or otherwise) (x) with respect to the assets so sold or (y) for the Indebtedness or other liabilities (contingent or otherwise) of any Person purchasing such assets and (2) no property of Holdco or any Subsidiary of Holdco is subject, directly or indirectly, to the satisfaction therefor (other than, in each case, any such obligations or subjecting of property of Holdco or any Subsidiary of Holdco (x) pursuant to customary representations, warranties, covenants and indemnities made in connection with the sale of such assets and (y) arising by operation of law or pursuant to any statutory requirements).

      SECTION 7.2.10. Modification of Certain Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any of the Transaction Documents, the Tax Sharing Agreement, the Arby's Stock Option Plan, the Triarc Beverage Stock Option Plan or any document or instrument evidencing or applicable to any Subordinated Debt, in each case which would (a) materially adversely affect the rights or remedies of the Secured Parties, or materially increase the financial obligations of Holdco or any of its Subsidiaries thereunder, or any other Obligor's ability to perform its obligations hereunder or under any Loan Document, or (b) with respect to any Subordinated Debt, (i) increase the principal amount thereof, or increase the interest rate on, or add or increase any fee with respect thereto, (ii) reduce either the tenor or the average life thereof, (iii) change the respective primary obligor(s) thereto,
(iv) change the security, if any, therefor (except to the extent that less security is granted to holders of such Subordinated Debt), (v) modify the subordination provisions, if any, thereof (including any defaults or conditions to an event of default relating thereto) in such a manner that, after giving effect to any such modification, such Subordinated Debt would not be subordinated to the same degree as it was prior to any such modifications, or
(vi) modify any of the covenants, defaults, rights or remedies contained therein which would make such covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor or obligors thereto.

      SECTION 7.2.11. Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of their Affiliates (other than any Borrower or any Subsidiary Guarantor) unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that

            (a) as to the first three Fiscal Quarters of any Fiscal Year,  after delivery of the financial statements and Compliance Certificate for the end of any Fiscal Quarter pursuant to Section 7.1.1 and, as to the fourth Fiscal Quarter of any Fiscal Year, after delivery of a certificate of the chief financial Authorized Officer of Holdco certifying that no Default or Event of Default has occurred or is continuing or would result from the making of such payment, together with a draft of the Compliance Certificate to be delivered with respect to such Fiscal Quarter, the Borrowers may pay management fees to Triarc for management services rendered during such Fiscal Quarter in an amount, subject to the provisos below, not in excess of (i) $1,125,000 for the first Fiscal Quarter of the 1999 Fiscal Year and (ii) $2,625,000 for any Fiscal Quarter thereafter (provided that if the Arby's Securitization Residual Payment has been made, such management fees shall not exceed $1,675,000 for any such Fiscal Quarter thereafter); provided that to the extent the amount of management fees permitted to be paid in any Fiscal Quarter pursuant to this clause (a) exceeds the aggregate amount of management fees actually paid during such Fiscal Quarter, such excess amount may be carried forward to (but only to) the next succeeding Fiscal Quarter (any such amount carried forward to a succeeding Fiscal Quarter shall be deemed to be paid to Triarc prior to the Borrowers paying the amount of management fees permitted by this clause (a) in such succeeding Fiscal Quarter without giving effect to such carry-forward), in each case as such amounts may be increased, but not decreased, to account for increases in the Consumer Price Index; provided, further, that (x) no Default shall have occurred and be continuing on the date any such payment is made or would result from the making of any such payment, (y) after giving effect to any such payment the Borrowers would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such payment, and (z) an Authorized Officer of each Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clauses (x) and (y) above; provided, further, that. with respect to any management fees paid for the fourth Fiscal Quarter of any Fiscal Year, if the Compliance Certificate delivered in respect of such Fiscal Quarter reflects any Default of any of the covenants set forth in Section 7.2.4 that were not reflected on the draft Compliance Certificate delivered in respect of such Fiscal Quarter, such management fees shall be refunded to the Borrowers;

            (b) the Borrowers and their Subsidiaries may make any payments or distributions permitted under Section 7.2.6 and in connection with the Tax Sharing Agreement; and

            (c) in any event, (i) the issuance of Capital Stock and options pursuant to the Arby's Stock Option Plan, (ii) the Transaction and (iii) the Arby's Securitization made on the terms set forth in this Agreement shall each be permitted.

      SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, the Indenture, any agreement governing any Indebtedness permitted by clause (c) of Section
7.2.2 as in effect on the Closing Date or by clause (g) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness and any agreement in respect of any Assumed Restricted Debt permitted pursuant to clause (l) of
Section 7.2.2) prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document, or (ii) the ability of any Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to any Borrower.

      SECTION 7.2.13. Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by any Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $7,500,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by any Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or any of its Subsidiaries.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of De-fault".

      SECTION 8.1.1. Non-Payment of Obligations. (a) Any Borrower shall default in the payment or prepayment when due of any principal of any Loan, (b) any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, (c) any Borrower shall default in the payment when due of any Reimbursement Obligation, or (d) any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or the payment of any other Obligation.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower or any other Obligor to the Agents or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1, 7.1.9, 7.1.11, 7.1.12, 7.1.13 or 7.2.

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to any Borrower by the Administrative Agent or any Lender.

      SECTION 8.1.5.  Default  on  Other  Indebtedness.  A  default  shall occur
in  the  payment  when  due  (subject  to  any   applicable   grace   period),
whether   by    acceleration    or    otherwise,    of    any    Indebtedbess
(other    than    Indebtedness    described    in    Section   8.1.1)  of   any
Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $7,500,000 shall be rendered against any Borrower or any of its Subsidiaries or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (i) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $7,500,000, or (ii) a contribution failure with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION 8.1.8.  Change in Control.  Any Change in Control shall occur.

      SECTION 8.1.9.  Bankruptcy, Insolvency, etc.  Any Material Obligor shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Material Obligor any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Material Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Material Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60- day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Material Obligor, and, if any such case or proceeding is not commenced by such Material Obligor, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Material Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing;

provided, however, that for purposes of this Section 8.1.9 only, Material Obligor shall also include direct and indirect Subsidiaries of Holdco that are not otherwise Material Obligors which, in the aggregate, (a) accounted for 15% or more of the EBITDA of Holdco and its Subsidiaries on a consolidated basis or
(b) have assets which represent 15% or more of the consolidated gross assets of Holdco and its Subsidiaries, in each case as determined in accordance with the definition of "Material Subsidiary".

      SECTION 8.1.10. Impairment of Security, etc. (a) Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; (b) any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (c) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by this Agreement or such Loan Document.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, require the Borrowers to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the Letter of Credit Outstandings and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Borrowers shall deposit with the Administrative Agent cash collateral in an amount equal to the Letter of Credit Outstandings and/or, as the case may be, the Commitments shall ter-minate.

                                  ARTICLE IX

                                  THE AGENTS

      SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent, Morgan Stanley as its Documentation Agent and BNY as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. No Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any other Agent or any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any Lender, any other Agent or any Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's percentage of the Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses to the extent determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless each Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Each Agent may execute any and all duties
hereunder    by   or   through   agents,   attorneys-in-fact    or    employees
and shall be entitled to rely upon the advice of legal counsel, accountants or experts selected by each of them in good faith and with reasonable care with respect to all matters arising hereunder. The Lenders and the Agents hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Issuer shall act on behalf of the Secured Parties with respect to all Letters of Credit and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Lenders to act for the Issuer with respect thereto.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and each Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, (i) if from a Lender, at the Federal Funds Rate for the first three days and thereafter at the Alternate Base Rate, and (ii) if from the Borrowers, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. Neither the Agents, the Arrangers nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrowers or any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Issuer shall have all the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued or proposed to be issued by it and the Letter of Credit applications and related documents as fully as if the term "Agents", as used in this Article IX, included the Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuer. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, con-sent, certificate, statement or writing which each Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrowers and the Administrative Agent. The Documentation Agent may resign as such upon one Business Day's notice to the Borrowers, the Syndication Agent and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers, the Syndication Agent, the Documentation Agent and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring
Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

            (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

            (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Loans or Letters of Credit Issued by the Agents. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and
(z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Agent. Each Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if such Agent were not an Agent hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents, the Arrangers and each other Lender, and based on such Lender's review of the financial information of Holdco and each of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of
which   being   satisfactory   to   such   Lender)   and   such   other   docu-
ments, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Arrangers and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently required to be delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III other than in Section 3.3.2, release Holdco, Triarc Beverage or any Subsidiary Guarantor from its guaranty obligations under any Loan Document or release all or substantially all of the collateral security, except as otherwise specifically provided in this Agreement or in any other Loan Document (it being understood that no consent of any Lender shall be required in connection with the release of any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or any release of any collateral security, in each case, in connection with the Arby's Securitization, the Arby's Securitization Residual Payment and the Royal Crown Disposition), or extend the Revolving Loan Commitment Termination Date shall be made without the consent of each Lender adversely affected thereby;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or any Reimbursement Obligation) shall be made without the consent of the holder of such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

            (d) affect adversely the interests, rights or obligations of the Issuer qua the Issuer shall be made without the consent of the Issuer;

            (e) affect adversely the interests, rights or obligations of any Agent or Arranger (in its capacity as such) shall be made without consent of such Agent or such Arranger, as the case may be;

            (f) (i) amend,  modify or waive the  provisions  of clause (a)(i) of
      Section 3.1.1 or clause (b) of Section 3.1.2 or (ii) by its terms, adversely affect the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, in either case shall be made without the consent of Lenders holding more than 50% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Lenders holding more than 50% of the Revolving Loan Commitments;

            (g) (i) change the definition of "Borrowing Base Amount", "Eligible Account", "Eligible Inventory" or "Net Asset Value", in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such change, shall be made without the consent of Lenders holding more than 50% of the Revolving Loan Commitments;

                  (ii) waive any Default  that has  occurred  and is  continuing shall be made without the consent of Lenders holding more than 50% of the Revolving Loan Commitments;

                   (iii) amend, modify or waive any of the provisions of Section
            7.2.4 in any manner shall be made without the consent of Lenders holding more than 50% of the Revolving Loan Commitments unless each of the following conditions is satisfied: (A) immediately prior to the effective date of such amendment, modification or waiver, no Default shall have occurred and be continuing and (B) the effect of any such amendment, modification or waiver does not by itself enable the Borrowers to satisfy the conditions precedent set forth in
            Section 5.2.1 to the making of a Revolving Loan or the issuance of a Letter of Credit either immediately or at any time within three months following the earlier of (x) three weeks from the date the request for such amendment, modification or waiver is delivered to the Administrative Agent and (y) the effective date of such amendment, modification or waiver; or

                  (iv) amend,  modify or waive any of the  provisions of Section
            7.2.4 to permit the Borrowers to take (or cause to be taken) any action (including, without limitation, any acquisition or disposition of any Person or any properties or assets) which is reasonably expected to result in the Borrowers' failure to comply with any provision of Section 7.2.4 (a "Contemplated Transaction") shall be made without the consent of Lenders holding more than 50% of the Revolving Loan Commitments unless each of the following conditions is satisfied: (A) immediately prior to the effective date of any such amendment, modification or waiver, no Default shall have occurred and be continuing and (B) the Contemplated Transaction is to be consummated after three months following the earlier of (x)
            three weeks from the date the request for such amendment, modification or waiver is delivered to the Administrative Agent and
            (y) the effective date of such amendment, modification or waiver.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      For purposes of this Section 10.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrowers, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

      SECTION 10.2. Notices. All notices and other communications provided to any party under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party (a) in the case of any Lender, at its address or facsimile number set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement, (b) in the case of any Agent, at its address or facsimile number set forth below its signature hereto, and (c) in the case of Holdco, Triarc Beverage, any Borrower or any other Subsidiary of Holdco, to such Person in care of Triarc Companies, Inc., 280 Park Avenue -- 41st Floor, New York, NY 10017, Attention: General Counsel, Facsimile: (212) 451-3216, or, in any case, at such address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmit-ted by facsimile, shall be deemed given when transmitted (receipt acknowledged).

      SECTION 10.3. Payment of Costs and Expenses. The Borrowers hereby jointly and severally agree to pay on demand all expenses of each of the Agents (includ-ing the reasonable fees and out-of-pocket expenses of counsel to the Agents) in connection with

            (a) the syndication by the Syndication Agent, the Arrangers of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any Mortgage, Pledge Agreement or Security Agreement; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further jointly and severally agree to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrowers jointly and severally agree to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrowers hereby jointly and severally indemnify, exonerate and hold each Agent, the Arrangers, the Issuer and each Lender and each of their respective partners, trustees, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Arranger, the Issuer or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 4.6, Section 4.8, Section 9.1 and Section 10.12, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Syndication Agent and notice thereof shall have been given by the Administrative Agent to the Borrowers and each Lender.

      SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders, except as otherwise specifically provided in this Agreement or in any other Loan Document; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

      SECTION 10.11. Sale and Transfer of Loans and Notes; Participation in Loans and Notes. Each Lender may assign, or sell participation in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

      SECTION 10.11.1.  Assignments.  Any Lender,

            (a) with the prior written consents of the Borrowers, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and each Issuer shall not be required in the case of assignments made by or to DLJ, Morgan Stanley, the Administrative Agent or any of their Affiliates and which consent of the Borrowers shall not be required if an Event of Default under Section 8.1.1 or Section 8.1.9 shall have occurred and be continuing) may at any time assign and delegate to one or more commercial banks, other financial institutions, or funds which are primarily engaged in making, purchasing or investing in loans of the type made pursuant to this Agreement, and

            (b) with notice to the Borrowers, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer, but without the consent of the Borrowers, the Agents or any Issuer, may assign and delegate to any of its Affiliates or to any other Lender or to any Person whose investment manager or investment advisor is the investment manager or investment advisor of such Lender (a "Related Fund")

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage), in a minimum aggregate amount of (i) $1,000,000 (if such assignment and delegation is to a then existing Lender or Affiliate or Related Fund of any Lender) and (ii) $2,000,000 (if such assignment and delegation is to a Person not then a Lender or Affiliate or Related Fund of any Lender) or the then remaining amount of a Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6; provided, further, however, that concurrent assignments to a Person and one or more of its Affiliates or Related Funds shall be treated as one assignment for purposes of the minimum aggregate amount set forth in clause (ii) above; and provided, further, however, that the Borrowers, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Agents by such Lender and such Assignee Lender,

                  (ii) such Assignee Lender shall have executed and delivered to the Borrowers and the Agents a Lender Assignment Agreement, accepted by the Agents (if required),

                  (iii) the processing fees described below shall have been paid
            (if required), and

                  (iv) such assignment and delegation  shall have been delivered to the Administrative Agent for registration in the Register pursuant to clause (b) of Section 2.7.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any assignor Lender that shall have previously requested and received any Note or Notes to which such assignment applies shall, upon accep-tance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such predecessor Note or Notes "exchanged" and deliver them to the Borrow-ers (against, if the assignor Lender has retained Loans or Commitments and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.7, its re-ceipt of replacement Notes in the principal amount of the Loans and Commitments retained by it). The Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the prede-cessor Notes. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Ac-crued interest and accrued fees shall be paid at the same time or times provided provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation by such assignor Lender is to its Affiliate or Related Fund or if such assignment and delegation consists of a pledge by such assignor Lender to a Federal Reserve Bank (or, in the case of an assignor Lender who is an investment fund, to the trustee under the indenture to which such fund is a party), as provided below or as otherwise consented to by the Administra-tive Agent. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this
Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrow-ings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee, in either case without notice to or consent of the Borrowers or the Agents; provided, how-ever, that (A) such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by the terms and conditions set forth in this Agree-ment and the other Loan Documents, and (B) any assignment by such trustee shall be subject to the provisions of clause (a) of this Section 10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Watch Ratings Service)) shall, after the date that any Lender with a Com-mitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuer shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; pro-vided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks, other financial institutions or funds which are primarily engaged in making, purchasing or investing in loans of the type made pursuant to this Agreement (each of such commercial banks, financial institutions or funds being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (a) no  participation  or  sub-participation  contemplated  in  this
      Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

            (c) the Borrowers and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

            (d) no Participant, unless such Participant is an Affiliate or Related Fund of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or in the amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) release all or substantially all of the collateral security under the Loan Documents or any Guarantor from its obligations under its Guaranty, in each case except as otherwise specifically provided in a Loan Document, and

            (e) no Borrower shall be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree, subject to clause (e) above, that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3, 10.4
and 10.12, shall be considered a Lender.

      SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices (as applicable) and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such transferee, participant, assignee, contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or as required or requested by any governmental agency, bank regulator or insurance company regulator or representative thereof or pursuant to legal process; provided, however, that

            (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

            (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                  (i)  to be bound by this Section 10.12; and

                  (ii) to require  such  Person to require  any other  Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

            (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrowers or any Subsidiary.

      SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Agents, the Arrangers or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGA-TION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREE-MENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE ARRANGERS, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DIS-TRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EX-PRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IR-REVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY APPOINT TRIARC AS THEIR AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF ANY ACTION AS TO WHICH THEY HAVE SUBMITTED TO JURISDICTION AS SET FORTH IN THIS SECTION 10.14, AND AGREE THAT SERVICE UPON SUCH AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON THE BORROWERS OR THEIR SUCCESSORS AND ASSIGNS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON THEM. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE
EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.15. Waiver of Jury Trial. THE AGENTS, THE ISSUER, THE ARRANGERS, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE ARRANGERS, THE LENDERS OR THE BORROWERS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH ANY BORROWER IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER, THE ARRANGERS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     MISTIC BRANDS, INC.


                                     By:  BRIAN L. SCHORR
                                          Title:  Executive Vice President


                                     SNAPPLE BEVERAGE CORP.


                                     By:  BRIAN L. SCHORR
                                          Title:  Executive Vice President


                                     CABLE CAR BEVERAGE CORPORATION


                                     By:  STUART I. ROSEN
                                          Title:  Vice President and Secretary


                                     RC/ARBY'S CORPORATION


                                     By:  CURTIS S. GIMSON
                                          Title:  Senior Vice President
                                                  and Secretary


                                     ROYAL CROWN COMPANY, INC.


                                     By:  STUART I. ROSEN
                                          Title:  Vice President and Secretary


                                     DLJ CAPITAL FUNDING, INC.,
                                      as Syndication Agent and as a Lender


                                     By:  HAROLD PHILIPPS
                                          Title: Managing Director

                                     Address: 277 Park Avenue
                                              New York, NY 10172
                                     Facsimile No.: 212-892-7542
                                     Attention: Harold Philipps


                                     MORGAN STANLEY SENIOR
                                     FUNDING, INC.,
                                       as Documentation Agent and as a Lender


                                     By:  MICHAEL HART
                                          Title: Principal

                                     Address: 1585 Broadway
                                              New York, NY 10036
                                     Facsimile No.: 212-761-0260
                                     Attention: Michael Hart


                                     THE BANK OF NEW YORK,
                                       as Administrative Agent, as Issuer
                                       and as a Lender


                                     By: JAMES J. DUCEY
                                         Title: Vice President

                                     Address: One Wall Street
                                              New York, NY 10286
                                     Facsimile No.: 212-635-1480
                                     Attention: James Ducey



                    List of Omitted Schedules and Exhibits

SCHEDULE I      -   Disclosure Schedule
SCHEDULE II     -   Percentages and Administrative Information
EXHIBIT A-1     -   Form of Revolving Note
EXHIBIT A-2     -   Form of Swing Line Note
EXHIBIT B-1     -   Form of Term A Note
EXHIBIT B-2     -   Form of Term B Note
EXHIBIT B-3     -   Form of Term C Note
EXHIBIT C       -   Form of Borrowing Request
EXHIBIT D       -   Form of Issuance Request
EXHIBIT E       -   Form of Borrowing Base Certificate
EXHIBIT F       -   Form of Continuation/Conversion Notice
EXHIBIT G       -   Form of Closing Date Certificate
EXHIBIT H       -   Form of Compliance Certificate
EXHIBIT I       -   Form of Subsidiary Guaranty
EXHIBIT J-1     -   Form of Holdco/Triarc Beverage Guaranty and Pledge Agreement
EXHIBIT J-2     -   Form of Borrower Pledge Agreement
EXHIBIT J-3     -   Form of Subsidiary Pledge Agreement
EXHIBIT K-1     -   Form of Borrower Security Agreement
EXHIBIT K-2     -   Form of Subsidiary Security Agreement
EXHIBIT L       -   Form of Lender Assignment Agreement
EXHIBIT M       -   Form of Solvency Certificate

The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.